Deutsche Asset Management

[GRAPHIC OMITTED]
Mutual Fund
Prospectus
January 28, 2002


Investment Class

Mid Cap Fund
Small Cap Fund

[Like shares of all mutual funds, these securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.]

A Member of the
Deutsche Bank Group

[GRAPHIC OMITTED]

Table of Contents


Mid Cap Fund . . . . . . . . . . . . . . . . . . . . . 3
Small Cap Fund . . . . . . . . . . . . . . . . . . . . 9
Management of the Fund . . . . . . . . . . . . . . . . 15
Calculating the Fund's Share Price. . . . . . . . . . .16
Performance Information. . . . . . . . . . . . . . . . 16
Dividends and Distributions . . . . . . . . . . . . . .16
Tax Considerations . . . . . . . . . . . . . . . . . . 17
Buying and Selling Fund Shares. . . . . . . . . . . . .17

Overview of the Mid Cap Fund--Investment Class



Goal: The Fund seeks long-term capital growth.


Core Strategy: The Fund invests primarily in the stocks and other equity securities of medium-sized US companies with strong growth potential.


INVESTMENT POLICIES AND STRATEGIES
The Fund invests all of its assets in a master portfolio with the same goal as the Fund. The Fund, through the master portfolio, seeks to achieve that goal by investing in stocks and other equity securities of medium-sized growth-oriented companies. In managing the Fund, we use a 'bottom-up' approach to picking securities. This approach focuses on individual stock selection rather than industry selection. The portfolio management team uses an active process which combines financial analysis with company visits to evaluate management and strategies.


Mid Cap Fund--Investment Class

Overview of the Mid Cap Fund--
Investment Class


Goal .....................................................  3
Core Strategy ............................................  3
Investment Policies and Strategies........................  3
Principal Risks of Investing in the Fund .................  4
Who Should Consider Investing in the Fund ................  4
Total Returns, After Fees and Expenses ...................  5

Annual Fund Operating Expenses ...........................  5


A Detailed Look at the Mid Cap Fund--Investment Class

Objective ................................................  6
Strategy  ................................................  6
Principal Investments ....................................  6
Investment Process........................................  6
Risks ....................................................  7
Financial Highlights .....................................  8

Overview of the Mid Cap Fund--Investment Class

PRINCIPAL RISKS OF INVESTING IN THE FUND

An investment in the Fund could lose money, or the Fund's performance could trail that of other investments. For example:

o  stocks held by the Fund could perform poorly; or


o medium-sized company stock returns could trail stock market returns generally because of risks specific to medium-sized company investing including greater share price volatility and fewer buyers for medium-sized company shares in periods of economic or stock market stress. Such risks may hurt the prices of the stocks in the Fund's portfolio and limit the Fund's ability to exit from an unsuccessful investment; or

o the overall stock market could decline or could underperform other investments; or

o adverse political, economic or social developments could undermine the value of the Fund's investments or prevent the Fund from realizing their value. Foreign securities markets are often less liquid, more volatile and subject to less government regulation than US securities markets. These risks are even greater for securities of issuers located in the emerging markets in which the Fund invests; or

o the currency of a country in which the Fund invests may decrease in value relative to the US dollar, which could negatively affect the value of the investment to US investors.


WHO SHOULD CONSIDER INVESTING IN THE FUND


You should consider investing in the Fund if you are seeking long-term capital growth. There is, of course, no guarantee that the Fund will realize its goal. Moreover, you should be willing to accept significantly greater short-term fluctuations in the value of your investment than you would typically experience investing in bond or money market funds.

You should not consider investing in the Fund if you are pursuing short-term financial goals, if you are seeking regular income or if you cannot tolerate fluctuations in the value of your investments.

The Fund by itself does not constitute a balanced investment program. It can, however, provideexposure to investment opportunities not available to someone who invests in large company and small company stocks. Diversifying your investments may lower the volatility of your overall investment portfolio.

An investment in the Fundis not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


Year-by-Year Returns
(the full calendar year since inception)

                1994             3.24%
                1995            37.43%
                1996             8.68%
                1997            14.46%
                1998            18.51%
                1999            49.68%
                2000           - 1.70%
                2001           -13.37%



Since inception, the Fund's highest return in any calendar quarter was 29.95% (fourth quarter 1999) and its lowest quarterly return was (19.58)% (third quarter 1998). Past performance offers no indication of how the Fund will perform in the future.

                                  Overview of the Mid Cap Fund--Investment Class



TOTAL RETURNS, AFTER FEES AND EXPENSES


The bar chart and table on this page can help you evaluate the potential risks and rewards of investing in the Fund by showing changes in the Fund's performance year to year. The bar chart shows the actual return of the Fund's Investment Class for each full calendar year since it began selling Investment Class shares on March 9, 1993 (its inception date). The table compares the average annual return of the Fund's Investment Class with the Standard & Poor's (S&P) Mid-Cap 400 Index over the last one year,five years, and since inception. The S&P Mid-Cap Index is a passive measure of stock market returns. It does not factor in the costs of buying, selling and holding stock--costs that are reflected in the Fund's results.


ANNUAL FUND OPERATING EXPENSES

The Annual Fees and Expenses table to the right describes the fees and expenses that you may pay if you buy and hold Investment Class shares of the Fund.


Expense Example. The example illustrates the expenses you will incur on a $10,000 investment in the Investment Class shares of the Fund. It assumes that the Fund earns an annual return of 5% over the periods shown, that the Fund's operating expenses remain the same and you sell your shares at the end of the period.


You may use this hypothetical example to compare the Fund's expense history with other funds. Your actual costs may be higher or lower.
- ------------------------------------------------------------------------------
--


The S&P Mid-Cap 400 Index is a widely accepted benchmark of medium-sized company stock performance. It is a model, not an actual portfolio, that tracks the performance of 400 publicly held medium-sized US companies.


(1) Information on the annual operating expenses reflects the expenses of both the Fund and the Capital Appreciation Portfolio, the master portfolio into which the Fund invests all of its assets. (A further discussion of the relationship between the Fund and the master portfolio appears in the 'Organizational Structure' section of this prospectus).


(2) The investment advisor and administrator have contractually agreed for the 16-month period from the Fund's fiscal year end of September 30, 2001, to waive their fees or reimburse expenses so that total expenses will not exceed 1.25%.


(3) For the first 12 months, the expense example takes into account the fee waivers and reimbursements.


Performance For Periods
Ended December 31, 2001
Average Annual Returns
                                                Since Inception
                           1 Year     5 Year     (March 9, 1993)(1)

Mid Cap Fund--
Investment Class           (13.37)%   11.57%         13.80%


S&P Mid-Cap 400 Index      (0.62)%    16.11%         15.41%


(1) The S&P Mid-Cap 400 Index is calculated from February 28, 1993.





Annual Fees and Expenses
(expenses paid from Fund assets)

                                      Percentage of Average
                                           Daily Net Assets(1)

Management Fees                                  0.65 %



Distribution and Service (12b-1) Fees            None


Other Expenses                                   0.78 %


Total Fund Operating Expenses                    1.43 %


Less: Fee Waivers or Expense Reimbursements     (0.18)%(2)


Net Expenses                                     1.25 %




Expense Example(3)

            1 Year      3 Years      5 Years      10 Years

             $127        $435         $765         $1,698

A detailed look
at the Mid Cap Fund--Investment Class

OBJECTIVE


The Fund seeks long-term capital growth. Under normal circumstances, the Fund invests the majority of its assets in the stock and other securities with equity characteristics of US companies with market capitalizations, at the time of purchase, within the market capitalization range of the S&P Mid-Cap 400 Index. We believe these companies contain the greatest concentration of businesses with significant growth prospects.

The Fund invests for capital growth, not income; any dividend or interest income is incidental to the pursuit of its goal. While we give priority to capital growth, we cannot offer any assurance of achieving this goal. The Fund's goal is not a fundamental policy. We must notify shareholders before we change it, but we are not required to obtain their approval to do so.


STRATEGY


The Fund invests primarily in equity securities of medium-sized growth-oriented companies. We focus on individual security selection rather than industry selection. The team uses an active process which combines financial analysis with company visits to evaluate management and strategies.

PRINCIPAL INVESTMENTS


Under normal circumstances, the Fund invests at least 80% of its assets, determined at the time of purchase, in companies with market caps within the market capitalization range of the S&P Mid-Cap 400 Index or securities with equity characteristics that provide exposure to those companies. It may also invest in convertible securities when it is more advantageous than investing in a company's common stock.
--------------------------------------------------------------------------------
Market capitalization or 'market cap' provides an estimate of a company's value. It is calculated by multiplying the total number of a company's outstanding shares by the share's current price. Convertible securities are bonds or preferred stock that give purchasers the right of exchange for a specified number of shares of a company's common stock at specified prices within a certain period of time. Purchasers receive regular interest payments until they exercise their exchange right.

The Fund may also invest up to 20% of its assets in stocks and other securities of companies based outside the United States. Under normal conditions, this tactic will not comprise a major element of its strategy.


INVESTMENT PROCESS


Company research lies at the heart of our investment process. We use a 'bottom-up' approach to picking securities. This approach focuses on individual stock selection rather than industry selection.

o The team focuses on undervalued stocks with fast-growing earnings and superior near-to-intermediate term performance potential.

o The team emphasizes individual selection of medium sized stocks across all economic sectors, early in their growth cycles and with the potential to be the blue chips of the future.

o The team generally seeks companies with leading or dominant position in their niche markets, a high rate of return on invested capital and the ability to finance a major part of future growth from internal sources.

o The team screens within the market capitalization range of the S&P Mid-Cap 400 Index for medium size companies with growth and profitability.

Temporary Defensive Position. The Fund may from time to time adopt a temporary defensive position in response to extraordinary adverse political, economic or stock market events. We may invest up to 100% of the Fund's assets in the common stock of larger companies, in fixed-income securities, or short-term money market securities. To the extent we adopt such a position and over the course of its duration, the Fund may not meet its goal of long-term capital growth.
--------------------------------------------------------------------------------
Portfolio Turnover. The portfolio turnover rate measures the frequency that the master portfolio sells and replaces its securities within a given period. Historically, this Fund has had a high portfolio turnover rate. High turnover can increase the Fund's transaction costs, thereby lowering its returns. It may also increase your tax liability. A Detailed Look at the Mid Cap Fund--Investment Class

RISKS

Below we set forth some of the prominent risks associated with investing in medium-sized companies, as well as investing in general. Although we attempt to assess the likelihood that these risks may actually occur and to limit them, we make no guarantee that we will succeed.


Primary Risks

Market Risk. Although individual stocks can outperform their local markets, deteriorating market conditions might cause an overall weakness in the stock prices of the entire market, including stocks held by the Fund.


Security Selection Risk. A risk that pervades all investing is the risk that the securities in the Fund's portfolio will decline in value. The Fund follows a disciplined selling process to try to lessen this risk. We may sell a security if one or more of the following conditions take place:

o  there is a material change in the company's fundamentals;

o the stock underperforms its industry peer group by 15% or more; or

o  the stock price reaches our expectations.

Medium-Sized Company Risk. Medium-sized company stocks tend to experience steeper price fluctuations--down as well as up--than stocks of larger companies. A shortage of reliable information--the same information gap that creates opportunity--can pose added risk. Industrywide reversals have had a greater impact on medium-sized companies, since they usually lack a large company's financial resources. Medium-sized company stocks are typically less liquid than large company stocks: when things are going poorly, it is harder to find a buyer for a medium-sized company's shares.


Foreign Investment Risk. To the extent that the Fund holds companies based outside the United States, it faces the risks inherent in foreign investing. Adverse political, economic or social developments could undermine the value of the Fund's investments or prevent the Fund from realizing their full value. Financial reporting standards for companies based in foreign markets differ from those in the United States. Since the 'numbers' themselves sometimes mean different things, we devote much of our research effort to understanding and assessing the impact of these differences upon a company's financial condition. Finally, the currency of the country in which the Fund has invested could decline relative to the value of the US dollar, which would decrease the value of the investment to US investors.

Secondary Risk

Pricing Risk. When price quotations for securities are not readily available, we determine their value by the method that most accurately reflects their current worth under procedures established by and under the general supervision of the Board of Trustees. This procedure implies an unavoidable risk, the risk that our prices are higher or lower than the prices that the securities might actually command if we sold them. If we have valued the securities too highly, you may end up paying too much for Fund shares when you buy. If we underestimate their price, you may not receive the full market value for your Fund shares when you sell.

A Detailed Look at the Mid Cap Fund--Investment Class


The table below provides a picture of the Fund's financial performance of the Investment Class Shares for the past five years. The information selected reflects financial results for a single Fund share. The total returns in the table represent the rate of return that an investor would have earned on an investment in the Investment Class Shares of the Fund (assuming reinvestment of all interest income and distributions). This information has been audited by PricewaterhouseCoopers LLP whose report, along with the Fund's financial statements, is included in the Fund's annual report. The annual report is available free of charge by calling the Service Center at 1-800-730-1313.

Financial Highlights


                                                                        For the Years Ended September 30,
                                                      2001        2000         1999       1998       1997
----------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
Net Asset Value, Beginning of Period                $17.57      $14.77       $11.38     $15.72     $16.79
----------------------------------------------------------------------------------------------------------
Income (Loss) from Investment Operations:

Net Investment Income                                (0.03)      (0.06)       (0.07)     (0.12)     (0.13)
----------------------------------------------------------------------------------------------------------
Net Realized and Unrealized Gain/(Loss) on
Investments                                          (6.41)       6.79        4.99      (1.58)      2.13
----------------------------------------------------------------------------------------------------------
Total from Investment Operations                     (6.44)       6.73         4.92      (1.70)      2.00
----------------------------------------------------------------------------------------------------------
Distributions to Shareholders

Net Realized Gains                                   (0.47)      (3.93)       (1.53)     (2.64)     (3.07)
----------------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                      $10.66      $17.57       $14.77     $11.38     $15.72
----------------------------------------------------------------------------------------------------------
Total Investment Return                             (37.26)%     53.65%       47.05%    (11.42)%   14.64%
----------------------------------------------------------------------------------------------------------
Supplemental Data and Ratios:

Net Assets, End of Period (000s omitted)           $35,953     $47,820      $28,732    $25,497    $49,002
----------------------------------------------------------------------------------------------------------
Ratios to Average Net Assets:
Net Investment Income                               (0.21)%      (0.40)%      (0.58)%    (0.70)%    (0.77)%
----------------------------------------------------------------------------------------------------------
Expenses After Waivers                                1.25%       1.25%        1.25%      1.25%      1.25%
----------------------------------------------------------------------------------------------------------
Expenses Before Waivers                               1.43%       1.70%        1.88%      1.64%      1.54%
----------------------------------------------------------------------------------------------------------
Portfolio Turnover Rate(1)                             251%        146%         155%       145%       167%
----------------------------------------------------------------------------------------------------------

(1) The portfolio turnover rate is the rate for the master portfolio into which the Fund invests all of its assets.

Overview
- ------------------------------------------------------------------------------
-
of the Small Cap Fund--Investment Class


Goal: The Fund invests for long-term capital growth.


Core Strategy: The Fund invests primarily in the stocks and other equity securities of smaller US companies.

INVESTMENT POLICIES AND STRATEGIES

The Fund invests all of its assets in a master portfolio with the same investment goal as the Fund. The Fund, through the master portfolio, seeks to achieve that goal by investing in stocks and other equity securities of companies with small market capitalizations. In managing the Fund, we use a 'bottom-up' approach to picking securities. This approach focuses on individual stock selection rather than industry selection. The Fund's portfolio management team uses an active investment process to evaluate individual growth prospects.

Small Cap Fund--Investment Class

Overview of the Small Cap Fund--Investment Class


Goal ..................................................... 9
Core Strategy ............................................ 9
Investment Policies and Strategies ....................... 9
Principal Risks of Investing in the Fund ................. 10
Who Should Consider Investing in the Fund ................ 10


Total Returns, After Fees and Expenses ................... 11


Annual Fund Operating Expenses ........................... 11


A Detailed Look at the Small Cap Fund--Investment Class

Objective................................................. 12
Strategy ................................................. 12
Principal Investments .................................... 12
Investment Process ....................................... 12
Risks..................................................... 13
Financial Highlights ..................................... 14

Overview of the Small Cap Fund--Investment Class

PRINCIPAL RISKS OF INVESTING IN THE FUND

An investment in the Fund could lose money, or the Fund's performance could trail that of other investments. For example:

o    stocks held by the Fund could perform poorly;


o small company stock returns could trail stock market returns generally because of the liquidity risks specific to small company investing including greater share-price volatility and fewer buyers for small company shares in periods of economic or stock market stress. Such lack of liquidity may accelerate a prevailing downward price trend and limit the Fund's ability to exit from an unsuccessful investment;

o the overall stock market could decline or could underperform other investments;

o adverse political, economic or social developments could undermine the value of the Fund's investments or prevent the Fund from realizing their value. Foreign securities markets are often less liquid, more volatile and subject to less government regulation than US securities markets. These risks are even greater for securities of issuers located in the emerging markets in which the Fund invests; or

o the currency of a country in which the Fund invests may decrease in value relative to the US dollar, which could negatively affect the value of the investment to US investors.


WHO SHOULD CONSIDER INVESTING
IN THE FUND


You should consider investing in the Fund if you are seeking long-term capital growth. There is, of course, no guarantee that the Fund will realize its goal. Moreover, you should be willing to accept significantly greater short-term fluctuation in the value of your investment than you would typically experience investing in bond or money market funds.

You should not consider investing in the Fund if you are pursuing short-term financial goals, if you are seeking regular income or if you cannot tolerate fluctuations in the value of your investments.

The Fund by itself does not constitute a balanced investment program. It can, however, provide exposure to investment opportunities not available to someone who invests in large company and medium-sized company stocks. Diversifying your investments may improve your long-run investment return and lower the volatility of your overall investment portfolio.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.



Year-by-Year Returns
(the full calendar year since inception)

                1994           19.31%
                1995           58.57%
                1996            6.90%
                1997           13.16%
                1998            6.15%
                1999           44.75%
                2000           10.28%
                2001           -8.56%


Since inception, the Fund's highest return in any calendar quarter was 30.11% (third quarter 1997) and its lowest quarterly return was (24.39)% (third quarter
1998). Past performance offers no indication of how the Fund will perform in the future.

Overview of the Small Cap--Investment Class

TOTAL RETURNS, AFTER FEES AND EXPENSES


The bar chart and table on this page can help you evaluate the potential risks and rewards of investing in the Fund by showing changes in the Fund's performance year to year. The bar chart shows the Fund's actual return for each full calendar year since the Fund began selling shares on October 21, 1993 (its inception date). The table compares the Fund's average annual return with the Russell 2000 Index over the last one year, five years, and since inception. The Index is a passive measure of stock market returns. It does not factor in the costs of buying, selling and holding stocks--costs that are reflected in the Fund's results.


- ------------------------------------------------------------------------------
--

The Russell 2000 Index is an unmanaged domestic equity securities index representing the performance of the 2,000 smallest companies of the Russell 3000 Index. The Russell 3000 Index measures the performance of the 3,000 largest US companies based on total market capitalization. The Russell 3000 represents approximately 98% of the investable US equity market. The Russell 2000 Index is a widely accepted benchmark of US small capitalization company performance. It is a model, not an actual portfolio.


ANNUAL FUND OPERATING EXPENSES

(expenses paid from Fund assets)

The Annual Fees and Expenses table to the right describes the fees and expenses you may pay if you buy and hold shares of the Fund.


Expense Example. The example illustrates the expenses you will incur on a $10,000 investment in the Fund. It assumes that the Fund earns an annual return of 5% over the periods shown, that the Fund's operating expenses remain the same and you sell your shares at the end of the period.


You may use this hypothetical example to compare the Fund's expense history with other funds. Your actual costs may be higher or lower.
- ------------------------------------------------------------------------------
--
(1) Information on the annual operating expenses reflects the expenses of both the Fund and the Small Cap Portfolio, the master portfolio into which the Fund invests all of its assets. (A further discussion of the relationship between the Fund and the master portfolio appears in the 'Organizational Structure' section of this prospectus).


(2) The investment advisor and administrator have contractually agreed for the 16-month period from the Fund's fiscal year end of September 30, 2001, to waive their fees or reimburse expenses so that total expenses will not exceed 1.25%.


(3) For the first 12 months, the expense example takes into account the fee waivers and reimbursements.

Performance For Periods
Ended December 31, 2001
Average Annual Returns
                                                  Since Inception
                            1 Year     5 Year   (October 21, 1993)1

Small Cap Fund--
  Investment Class          (8.56)%    11.88%           17.35%


Russell 2000 Index           2.49%      7.52%            9.58%


(1) The Russell 2000 Index is calculated from October 31, 1993.


Annual Fees and Expenses
(expenses paid from fund assets)

                                         Percentage of Average
                                              Daily Net Assets(1)

Management Fees                                    0.65%


Distribution and Service (12b-1) Fees              None


Other Expenses                                     0.81%

Total Fund Operating Expenses                      1.46%

Less: Fee Waivers or Expense Reimbursements       (0.21)%(2)

Net Expenses                                       1.25%


Expense Example(3)

               1 Year        3 Years        5 Years        10 Years

                $127           $441           $777          $1,728

A detailed look
- ------------------------------------------------------------------------------
--
at Small Cap Fund--Investment Class


OBJECTIVE


The Fund seeks long-term capital growth. The Fund invests for capital growth, not income; any dividend or interest income is incidental to the pursuit of its goal. While we give priority to capital growth, we cannot offer any assurance of achieving this goal. The Fund's goal is not a fundamental policy. We must notify shareholders before we change it, but we are not required to obtain their approval to do so.


STRATEGY

The Fund invests primarily in equity securities of US smaller capitalization companies. We focus on individual security selection rather than industry selection. In managing the Fund, we use a 'bottom-up' approach in selecting portfolio securities. The Fund's portfolio management team uses an active investment process to evaluate company growth prospects and competitive strategies. Each portfolio manager has specific sector responsibilities with investment discretion over the securities within their sectors.

PRINCIPAL INVESTMENTS

Under normal circumstances, the Fund invests at least 80% of its assets, determined at the time of purchase, in the stock, and other securities with equity characteristics, of US smaller capitalization companies. The investment advisor defines the small capitalization equity securities universe as the bottom 20% of the total domestic equity market capitalization (at the time of investment), using a minimum market capitalization of $10 million.


The Fund may also invest up to 20% of its assets in the stocks of non-US companies and up to 20% of its assets in large capitalization stocks. Under normal conditions, these two tactics willnot comprise major elements of its strategy.
- ------------------------------------------------------------------------------
--
Market capitalizationor 'Market cap' provides an estimate of a company's value. It is calculated by multiplying the total number of a company's outstanding shares by the share's current price.



INVESTMENT PROCESS

Company research lies at the heart of our investment process. We use a 'bottom-up' approach to picking securities. This approach focuses on individual stock selection.

o The team focuses on stocks with superior growth prospects and above average near-to-intermediate term performance potential.

o The team emphasizes individual selection of smaller stocks across all economic sectors, early in their growth cycles and with the potential to be the blue chips of the future.

o The team generally seeks companies with a leading or dominant position in their niche markets, a high rate of return on invested capital and the ability to finance a major part of future growth from internal sources.

o The team screens the bottom 20% of the total domestic equity market capitalization utilizing specific criteria for each individual sector.

The team looks primarily for financial attributes that set these companies apart:

o    estimated above-average growth in revenues and earnings; and

o a balance sheet that can support this growth potential with sufficient working capital and manageable levels of debt.


Temporary Defensive Position. The Fund may from time to time adopt a temporary defensive position in response to extraordinary adverse political, economic or stock market events. We may invest up to 100% of the Fund's assets in the common stock of larger companies, in fixed-income securities, or short-term money market securities. To the extent we adopt such a position and over the course of its duration, the Fund may not meet its goal of long-term capital growth.

Historically, this Fund has had a high portfolio turnover rate.
- ------------------------------------------------------------------------------
--
Portfolio Turnover. The portfolio turnover rate measures the frequency that the master portfolio sells and replaces its securities within a given period. High turnover can increase the Fund's transaction costs, thereby lowering its returns. It may also increase your tax liability.

                                  A Detailed Look at Small Cap--Investment Class


RISKS

Below we set forth some of the prominent risks associated with investing in small companies, as well as investing in general. Although we attempt to assess the likelihood that these risks may actually occur and to limit them, we make no guarantee that we will succeed.

Primary Risks

Market Risk. Although individual stocks can outperform their local markets, deteriorating market conditions might cause an overall weakness in the stock prices of the entire market.


Security Selection Risk. A risk that pervades all investing is the risk that the securities an investor has selected will not perform to expectations. To minimize this risk, we monitor each of the stocks in the Fund for the following signs of negative change:


o    decelerating revenue or earnings growth;

o    loss of market share;

o increasing levels of debt or decreasing levels of cash flow and working capital; and

o    a stock price that lags behind competitors'.

Small Company Risk. Small company stocks tend to experience steeper price fluctuations--down as well as up --than the stocks of larger companies. A shortage of reliable information--the same information gap that creates opportunity--can also pose added risk. Industrywide reversals have had a greater impact on small companies, since they lack a large company's financial resources. Finally, small company stocks are typically less liquid than large company stocks: when things are going poorly, it is harder to find a buyer for a small company's shares.

Foreign Investment Risk. To the extent that the Fund holds the stocks of companies based outside the United States, it faces the risks inherent in foreign investing. Adverse political, economic or social developments could undermine the value of the Fund's investments or prevent the Fund from realizing their full value. Financial reporting standards for companies based in foreign markets differ from those in the United States. Since the 'numbers' themselves sometimes mean different things, we devote much of our research effort to understanding and assessing the impact of these differences upon a company's financial condition. Finally, the currency of the country in which the Fund has invested could decline relative to the value of the US dollar, which would decrease the value of the investment to US investors.

Secondary Risks

Pricing Risk. When price quotations for securities are not readily available, we determine their value by the method that most accurately reflects their current worth in the judgment of the Board of Trustees. This procedure implies an unavoidable risk, the risk that our prices are higher or lower than the prices that the securities might actually command if we sold them. If we have valued the securities too highly, you may end up paying too much for Fund shares when you buy. If we underestimate their price, you may not receive the full market value for your Fund shares when you sell.

A Detailed Look at Small Cap--Investment Class

The table below provides a picture of the Fund's financial performance for the past five years. The information selected reflects financial results for a single Fund share. The total returns in the table represent the rate of return that an investor would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP whose report, along with the Fund's financial statements, is included in the Fund's annual report. The annual report is available free of charge by calling the Service Center at 1-800-730-1313.

Financial Highlights

                                                                            For the Years Ended September 30,
                                                      2001          2000        1999         1998        1997
-------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
Net Asset Value, Beginning of Period                $26.95        $21.89      $14.96       $23.68       $21.66
--------------------------------------------------------------------------------------------------------------
Income from Investment Operations:

Expenses in Excess of Income                         (0.12)        (0.15)      (0.15)       (0.18)       (0.14)
--------------------------------------------------------------------------------------------------------------
Net Realized and Unrealized Gain (Loss) on
Investment                                           (5.53)         8.53        7.13        (6.24)        3.58
--------------------------------------------------------------------------------------------------------------
Total Income (Loss) from Investment Operations       (5.65)         8.38        6.98        (6.42)        3.44
--------------------------------------------------------------------------------------------------------------
Distributions to Shareholders

Net Realized Gain from Investment Transactions       (1.57)        (3.32)      (0.05)       (1.04)       (1.42)
--------------------------------------------------------------------------------------------------------------
In Excess of Net Realized Gains                         --            --          --        (1.26)          --
--------------------------------------------------------------------------------------------------------------
Total Distributions                                  (1.57)        (3.32)      (0.05)      (2.30)        (1.42)
--------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                      $19.73        $26.95      $21.89       $14.96       $23.68
--------------------------------------------------------------------------------------------------------------
Total Investment Return                             (21.77)%      41.59%      46.52%       (28.38)%      17.90%
--------------------------------------------------------------------------------------------------------------
Supplemental Data and Ratios:

Net Assets, End of Period (000s omitted)          $241,308      $292,470    $216,272     $172,310     $286,322
--------------------------------------------------------------------------------------------------------------
Ratios to Average Net Assets:

Expenses in Excess of Income                         (0.53)%       (0.60)%     (0.74)%      (0.87)%      (0.89)%
--------------------------------------------------------------------------------------------------------------
Expenses After Waivers                                1.25%         1.25%       1.25%        1.25%        1.25%
--------------------------------------------------------------------------------------------------------------
Expenses Before Waivers                               1.46%         1.44%       1.46%        1.44%        1.28%
--------------------------------------------------------------------------------------------------------------
Portfolio Turnover Rate(1)                             109%          136%        159%         182%         188%
--------------------------------------------------------------------------------------------------------------


(1) The portfolio turnover rate is the rate for the master portfolio into which the Fund invests all of its assets.

Information
- ------------------------------------------------------------------------------
--
Concerning All Funds

MANAGEMENT OF THE FUND



Deutsche Asset Management is the marketing name for the asset management activities of Deutsche Bank AG, Bankers Trust Company, DB Alex. Brown, Inc., Deutsche Asset Management, Inc., and Deutsche Asset Management Investment Services Limited.

Board of Trustees. A Board of Trustees supervises all of the Fund's activities on behalf of the Fund's shareholders.

Investment Adviser. Under the supervision of the Board of Trustees, Deutsche Asset Management, Inc. ('DeAM, Inc.'), with headquarters at 280 Park Avenue, New York, New York 10017, acts as both Funds' investment advisor. As investment advisor, DeAM, Inc. makes each Fund's investment decisions. It buys and sells securities for the Funds and conducts the research that leads to the purchase and sale decisions. DeAM, Inc. is also responsible for selecting brokers and dealers and for negotiating brokerage commissions and dealer charges. For its services as investment advisor, DeAM, Inc. receives a fee of 0.65% of the Funds' average daily net assets. This is the same fee that Bankers Trust, the previous investment advisor to the Fund, received for its services in the last fiscal year. DeAM, Inc. became the investment advisor on April, 30 2001.


DeAM, Inc. provides a full range of investment advisory services to retail and institutional clients, and as of September 30, 2001 had total assets of approximately $73.9 billion under management.

DeAM, Inc. is an indirect wholly-owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual fund, retail, private and commercial banking, investment banking and insurance.

Portfolio Manager


The following portfolio managers are responsible for the day-to-day management of the master portfolio's investments:


Audrey M. T. Jones, CFA

o    Managing Director of Deutsche Asset Management and Lead Manager of the
     Fund.

o    Joined Deutsche Asset Management in 1986.

o Portfolio manager with a primary focus on the credit sensitive, communication services, energy, process industries and transportation sectors.

o    30 years of investment industry experience.

o    BBA from Pace University Lubin School of Business.

Doris R. Klug, CFA

o    Director of Deutsche Asset Management and Co-Manager of the Fund.

o    Joined Deutsche Asset Management in 2000.

o Portfolio manager with primary focus on the consumer and capital goods sectors.

o    Vice President of Mutual of America from 1993 to 2000.

o    21 years of financial industry experience.

o    MBA from New York University Stern School of Business.

Bob Grandhi, CFA

o    Director of Deutsche Asset Management and Co-Manager of the Fund.

o    Joined Deutsche Asset Management in 2001.

o Portfolio manager with primary focus on the technology and healthcare sectors.

o Portfolio manager at Monument Funds Group and Daiwa Securities from 2000 to 2001 and 1990 to 2000, respectively.

o    25 years of financial industry experience.

o    MS and MBA from Illinois Institute of Technology

Other Services. Investment Company Capital Corporation ('ICCC') provides administrative services--such as portfolio accounting, legal services and others--for the Funds. These are the same services that Bankers Trust, the previous administrator to the Funds provided. DeAM, Inc. became the administrator on July 1, 2001.

Information--Concerning All Funds

In addition, ICCC--or your service agent--performs the functions necessary to establish and maintain your account. In addition to setting up the account and processing your purchase and sale orders, these functions include:

o    keeping accurate, up-to-date records for your individual Fund account;

o    implementing any changes you wish to make in your account information;

o processing your requests for cash dividends and distributions from the Funds;


o answering your questions on the Funds' investment performance or administration;


o    sending proxy reports and updated prospectus information to you; and

o    collecting your executed proxies.

Service agents may include brokers, financial advisors or any other bank, dealer or other institution that has a sub-shareholder servicing agreement with ICCC. Service agents may charge additional fees to investors only for those services not otherwise included in the ICCC servicing agreement, such as cash management or special trust or retirement-investment reporting.


Organizational Structure. The Funds are 'feeder funds' that invests all of their assets in a corresponding 'master portfolio.' Capital Appreciation Portfolio is the master portfolio corresponding to the Mid Cap Fund and the Small Cap Portfolio is the master portfolio corresponding to the Small Cap Fund, respectively. Each Fund and its master portfolio have the same investment objective. The master portfolios are advised by DeAM, Inc.


The master portfolios may accept investments from other feeder funds. The feeders bear the master portfolio's expenses in proportion to their assets. Each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This arrangement allows the Fund's Trustees to withdraw the Fund's assets from the master portfolio if they believe doing so is in the shareholders' best interests. If the Trustees withdraw the Fund's assets, they would then consider whether the Fund should hire its own investment advisor, invest in a different master portfolio or take other action.


CALCULATING THE FUNDS' SHARE PRICE

We calculate the daily price of the Funds, shares (also known as the 'Net Asset Value' or 'NAV') in accordance with the standard formula for valuing mutual fund shares at the close of regular trading on the New York Stock Exchange each day the Exchange is open for business. You can find the Funds' share price in the mutual fund listings of most major newspapers and on the Deutsche Asset Management website: www.deam-us.com.

The Fund calculates a net asset value per share for each of its classes. The formula for calculating the Funds' net asset values by class calls for deducting all of the liabilities of each class from the total value of its assets--the market value of the securities it holds, plus its cash reserves--and dividing the result by the number of outstanding shares of that class. The Fund values its securities at their stated market value if price quotations are readily available and reliable. Prices for securities that trade on foreign exchanges can change significantly on days when the New York Stock Exchange is closed and you cannot buy or sell Fund shares. Such price changes in the securities the Funds own may ultimately affect the price of Fund shares the next time the NAV is calculated.

When price quotations for a particular security are not readily available or may be unreliable, we determine its value by the method that most accurately reflects its fair value under procedures adopted by the Board of Trustees.


PERFORMANCE INFORMATION
The Funds' performance can be used in advertisements that appear in various publications. It may be compared to the performance of various indices and investments for which reliable performance data is available. The Funds' performance may also be compared to averages, performance rankings, or other information prepared by recognized mutual fund statistical services.


DIVIDENDS AND DISTRIBUTIONS
If the Fund earns net investment income or recognizes net long-term or short-term capital gains, its policy is to distribute to shareholders substantially all of that income and capital gain at least annually. The Fund reserves the right to include in the income distribution any short-term capital gains on securities that it sells. The Fund may also pay dividends and capital gains distributions at other times if necessary for the Fund to avoid federal income or excise tax. If you invest in the Fund close to the time that the Fund makes a capital gains distribution, generally you will pay taxes on the amount of the distribution whether you reinvest the distribution or receive it as cash. The Fund automatically reinvests all dividends and distributions in
- ------------------------------------------------------------------------------
--
Typically, the New York Stock Exchange is open every week, Monday through Friday, except when the following holidays are celebrated: New Year's Day, Martin Luther King, Jr. Day (the third Monday in January), Presidents' Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), Independence Day (July 4th), Labor Day (the first Monday in September), Thanksgiving Day (the fourth Thursday in November) and Christmas Day. On days when the New York Stock Exchange closes early the Funds will calculate their net asset value at the time of closing.

                                               Information--Concerning All Funds


shares of the Fund, unless you elect to have your dividends and distributions reinvested in shares of another Deutsche Asset Management fund or elect to receive them in cash. To make either election, complete the appropriate section of the application or notify the Service Center or your service agent at least five days before the date on which the next dividend or distribution will be paid. Any dividends payable on shares you redeem will be paid on the next dividend payable date. If you have redeemed all of your shares by that time, the dividend will be paid in cash whether or not that is the payment option you have selected.


TAX CONSIDERATIONS


The following summary is based on current tax laws that may change. The tax considerations for tax-deferred accounts, non- taxable entities and non-US investors may be different. Because tax circumstances for each investor are unique and tax laws are subject to change, you should consult with your tax advisor before investing.

If you are a taxable shareholder, you and other taxable shareholders pay federal, state and local taxes on the income dividends or capital gain distributed by the Fund. Your taxes will vary from year to year, based on the amount of dividends and capital gain distributions paid out by the Fund. Every year the Fund will send you information on the tax status of dividends and distributions paid the previous year. You may owe taxes whether you receive cash or choose to have dividends and distributions reinvested.

Dividends and distributions usually have the following tax status:


Transaction                                Tax Status
-----------                                ----------

Income dividends                           Ordinary income

Short-term capital gains                   Ordinary income
distributions*

Long-term capital gains distributions*     Capital gains
--------------------------------------------------------------------------------

* Whether a capital gain distribution is considered short-term or long-term does not depend on how long you own your shares.

If more than 50% of the Funds' total assets at the end of the fiscal year are invested in foreign securities, the Fund may elect to pass-through to you your pro-rata share of foreign taxes paid by the Fund which you must then include in your income. If so, the Fund will provide you with the necessary information to allow you to determine the amount of your credit (or deduction) for foreign taxes on your individual income tax return. In addition, if you sell your Fund shares you may have a capital gain or loss.



Transaction                      Tax Status
-----------                      ----------


Your sale of shares owned for    Generally, long-term capital
more than one year               gain or losses

Your sale of shares owned for    Generally, short-term capital
one year or less                 gain or losses; losses subject
                                 to special rules

By law, the Fund must withhold a portion of your taxable distributions, dividends and sales proceeds equal to the current backup withholding tax rate, if you do not provide your correct social security or taxpayer identification number along with the certifications required by the IRS, or if the IRS instructs the Funds to do so.



BUYING AND SELLING FUND SHARES


You may only purchase Investment Class Shares of the Funds if you have a shareholders account set up with a service agent such as a financial planner, investment advisor, broken-dealer or other institution.


Minimum Account Investments

Initial investment                                     $2,000

Subsequent investments                                   $100

IRA account, initial investment                        $1,000

Initial investment for shareholders of other
Deutsche Asset Management Funds'
Investment Class Shares                                  $500

Automatic investing plan, initial investment             $250

Bi-weekly or monthly plan subsequent investments         $100

Quarterly plan subsequent investments                    $250

Semi-annual plan subsequent investments                  $500

Minimum investment for qualified retirement
plans (such as 401(k), pension or profit
sharing plans)                                             $0

Account balance:

Non-retirement account                                   $500

IRA account                                                $0



Accounts opened through a service agent may have different minimum investment amounts. The Funds and the service providers reserve the right to from time to time in their discretion, waive or reduce the investment minimum.

Information--Concerning All Funds


Important Information About Buying and Selling Shares

o You may buy and sell shares of a fund through authorized service agent. The price at which you buy and sell shares is based on the next calculation of the NAV after the order is received by the Service Center or your service agent, provided that your service agent forwards your order to the Service Center in a timely manner. Contact your service agent if you have a dispute as to when your order was actually received by the Service Center.

o You may place orders to buy and sell over the phone by calling your service agent. Please contact your service agent for more information.


o We accept payment for shares only in US dollars by check, bank or Federal Funds wire transfer, or by electronic bank transfer. Please note that we cannot accept cash, starter checks, third-party checks, checks issued by credit card companies or internet based companies.

o The payment of redemption proceeds (including exchanges) for shares of a fund recently purchased by check may be delayed for up to 15 calendar days while we wait for your check to clear.

o    We process all sales orders free of charge.

o Unless otherwise instructed, we normally mail a check for the proceeds from the sale of your shares to your account address the next business day but always within seven days.

o Any dividends payable on shares you redeeem will be paid on the next dividend payable date. If you have redeemed all of your shares by that time, the dividend will be paid to you in cash whether or not that is the payment option you have selected.


o We reserve the right to close your account on 30 days' notice if it fails to meet minimum account balance requirements for any reason other than a change in market value.


o If you sell shares by mail or wire, you may be required to obtain a signature guarantee. Please contact your service agent for more information.

o We remit proceeds from the sale of shares in US dollars. Under certain circumstances, we reserve the right to redeem shares 'in kind', which means that the Funds may give you a portion of your redemption in portfolio securities.


o    We do not issue share certificates.


o You may have difficulty contacting the Service Center by telephone during times of market volatility or disruption in telephone service. If you are unable to reach the Service Center by telephone, you should make your request by mail.

o Selling shares of trust accounts and business or organization accounts may require additional documentation. Please contact your service agent for more information.

o We reserve the right to reject purchases of Fund shares (including exchanges) for any reason.

o Your purchase order may not be accepted if the sale of Fund shares has been suspended or if the Fund determines that your purchase would be detrimental to the interests of its shareholders. The Fund specifically reserves the right to refuse your order if it is part of multiple purchase or exchange requests that the Fund, in its sole discretion, deems to involve excessive trading or to be part of a market timing strategy. In making its determination the Fund may consider orders you have placed individually as well as orders placed in combination with a group of shareholders or commonly controlled accounts and orders placed by your dealer. For these purposes, the Fund may consider, among other factors, your trading history in this or any affiliated funds, the funds involved, the amount of your investment and your background and the background of any other investors or dealers involved.

o We reserve the right to reject purchases of Fund shares (including purchases that are part of an exchange) for any reason. We reserve the right to suspend or postpone redemptions during periods when: 1) both the New York Stock Exchange and the Fund's custodian are closed; 2) trading on the New York Stock Exchange is restricted; or 3) an emergency exists that prohibits the Fund from disposing of its portfolio securities or pricing its shares.

Exchange Privilege. You can exchange all or part of your shares for shares in another Deutsche Asset Management mutual fund up to four times a year. When you exchange shares, you are selling shares in one fund to purchase shares in another. Before buying shares through an exchange, you should obtain a copy of that fund's prospectus and read it carefully. You may complete exchanges over the phone only if your account is authorized to do so.

Please note the following conditions.

o The accounts between which the exchange is taking place must have the same name, address and taxpayer ID number.

o You may make the exchange by phone (if your account has the exchange by phone feature or by letter.)

o If you are maintaining a taxable account, you may have to pay taxes on the exchange.

o You will receive a written confirmation of each transaction from your service agent.

                       This page intentionally left blank

Additional information about each Fund's investments and performance is available in each Fund's annual and semi-annual reports to shareholders. In the Funds'annual report, you will find a discussion of the market conditions and investment strategies that significantly affected each Fund's performance during its last fiscal year.


You can find more detailed information about the Fund in the current Statement of Additional Information, dated January 28, 2002, which we have filed electronically with the Securities and Exchange Commission (SEC) and which is incorporated by reference. To receive your free copy of the Statement of Additional Information, the annual or semi-annual report, or if you have questions about investing in a Fund, write to us at:

                              Deutsche Asset Management Service Center
                              P.O. Box 219210
                              Kansas City, MO 64121-9210
or call our toll-free number: 1-800-730-1313

You can find reports and other information about each Fund on the EDGAR Database on the SEC's website (http://www.sec.gov), or you can get copies of this information, after payment of a duplicating fee, by electronic request at publicinfo@sec.govor by writing to the Public Reference Section of the SEC, Washington, D.C. 20549-0102. Information about each Fund, including its Statement of Additional Information, can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. For information on the Public Reference Room, call the SEC at 202-942-8090.


Mid Cap Fund--Investment Class                              CUSIP #055922819
Small Cap Fund--Investment Class                                   055922769
BT Investment Funds                                         SMMIDCAPANN (01/02)
                                                            811-4760


Distributed by:
ICC Distributors, Inc.
Two Portland Square
Portland, ME 04101

                                             STATEMENT OF ADDITIONAL INFORMATION


                                                                January 28, 2002



BT Investment Funds

Mid Cap Fund - Investment Class
Mid Cap Fund - Institutional Class
Small Cap Fund - Investment Class

BT Investment Funds (the 'Trust') is an open-end, management investment company (mutual fund) which consists of a number of separate investment funds. The shares of the Mid Cap Fund and the Small Cap Fund (each, a 'Fund' and together the 'Funds') - are described herein. The Mid Cap Fund currently offers two classes of shares, Investment Class and Institutional Class. The Small Cap Fund currently offers only one class of shares, Investment Class. Each of the Funds is a separate series of the Trust.

Unlike other mutual funds, the Trust seeks to achieve the investment objectives of each Fund by investing all the investable assets ('Assets') of the Fund in a diversified open-end management investment company having the same investment objectives as the Fund. These investment companies (or a series thereof) are, respectively, Capital Appreciation Portfolio and Small Cap Portfolio (each a 'Portfolio' and collectively the 'Portfolios'). The Small Cap Portfolio is a subtrust of BT Investment Portfolios.

Shares of the Funds are sold by ICC Distributors, Inc. ('ICCD'), the Trust's Distributor, to clients and customers (including affiliates and correspondents) of Deutsche Asset Management, Inc. ('DeAM, Inc.'), the Portfolios' investment advisor (the 'Advisor'), and to clients and customers of other organizations.

The Trust's Prospectuses for the Mid Cap Fund and the Small Cap Fund are each dated January 28, 2002. The Prospectuses provide the basic information investors should know before investing. This Statement of Additional Information ('SAI'), which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Trust and should be read in conjunction with that Fund's Prospectus. You may request a copy of a prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Trust at the telephone number listed below or by contacting any Service Agent (which is any broker, financial advisor, bank, dealer or other institution or financial intermediary that has a sub-shareholder servicing agreement with DeAM, Inc.). This SAI is not an offer of any Fund for which an investor has not received a Prospectus. Capitalized terms not otherwise defined in this SAI have the meanings accorded to them in the Trust's Prospectuses. The financial statements for each Fund and the corresponding Portfolio for the fiscal year ended September 30, 2001, are incorporated herein by reference to the Annual Report to shareholders for the Fund and Portfolio dated September 30, 2001. A copy of the Fund's and the Portfolio's Annual Report may be obtained without charge by calling the Fund at 1-800-730-1313.

                                                    TABLE OF CONTENTS
                                                                            PAGE
INVESTMENT OBJECTIVES, POLICIES AND
RESTRICTIONS...................................................................1
   Investment Objectives.......................................................1
   Investment Policies.........................................................1
   Fixed Income Securities and Money Market Instruments........................8
   Derivative Securities......................................................15
   Portfolio Turnover.........................................................30
   Investment Restrictions....................................................31
   Portfolio Transactions and Brokerage Commissions...........................34
PERFORMANCE INFORMATION.......................................................36
   Standard Performance Information...........................................36
   Comparison of Fund Performance.............................................38
   Economic and Market Information............................................38
VALUATION OF SECURITIES; REDEMPTIONS AND PURCHASES IN-KIND....................38
   Purchase of Shares.........................................................39
   Redemption of Shares.......................................................40
   Redemptions and Purchases In-Kind..........................................41
MANAGEMENT OF THE TRUST AND THE PORTFOLIOS....................................43
   Trustees of the Trust and Portfolios.......................................43
   Code of Ethics.............................................................46
   Investment Advisor.........................................................47

Administrator.................................................................48

Distributor...................................................................49
   Counsel and Independent Accountants........................................50
ORGANIZATION OF THE TRUST.....................................................50
TAXATION......................................................................52
   Dividends and Distributions................................................52
   Taxation of the Funds......................................................53
   Foreign Securities.........................................................53
   Taxation of the Portfolios.................................................54
   Sale of Shares.............................................................54
   Backup Withholding.........................................................55
   Foreign Shareholders.......................................................55
   Other Taxation.............................................................56
FINANCIAL STATEMENTS..........................................................56
APPENDIX......................................................................57

                INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

                              Investment Objectives


Both Mid Cap Fund's and Small Cap Fund's investment objectives are long-term capital growth. The production of any current income is secondary to each Fund's investment objective, and there can, of course, be no assurance that either Fund will achieve its investment objective.

                               Investment Policies

Each Fund seeks to achieve its investment objective by investing all of its assets in a corresponding Portfolio, which has the same investment objective as the Fund. The Trust may withdraw a Fund's investment from its corresponding Portfolio at any time if the Board of Trustees of the Trust determines that it is in the best interests of the Fund to do so.

Since the investment characteristics of each Fund will correspond directly to those of the corresponding Portfolio, the following is a discussion of the various investments of and techniques employed by each Portfolio. Unless otherwise indicated, each Fund is permitted, but not obligated to pursue any of the following strategies and does not represent that these techniques are available now or will be available at any time in the future. If the Funds' investment in a particular type of security is limited to a certain percentage of the Funds' assets, that percentage limitation is listed in the chart. Following the chart, there is a description of how each type of security and investment strategies may be used by the Funds.



- ------------------------------------------------------------------------------
--

INVESTMENT PRACTICE                 Mid Cap Fund                     Small Cap
PRACTICE                     (Inv. and Inst. classes)              (Inv. class)

================================================================================

KEY TO TABLE:

*  Permitted without stated limit
o Permitted without stated limited, but not expected to be used to a significant extent
X  Not permitted

20% Italic type (e.g. 20%) represents an investment limitation as a percentage of net fund assets; does not indicate actual use

20% Roman type (e.g. 20%) represents an investment limitation as a percentage of total fund assets; does not indicate actual use

- ------------------------------------------------------------------------------
--
EQUITY SECURITIES
- ------------------------------------------------------------------------------
--
Common Stock                             *                                *
- ------------------------------------------------------------------------------
--
Warrants                                 *                                *
- ------------------------------------------------------------------------------
--
Preferred Stock                          *                                *
- ------------------------------------------------------------------------------
--
Convertible Securities                   *                                *
- ------------------------------------------------------------------------------
--
Medium-Capitalization                    *                                o
Stocks
- ------------------------------------------------------------------------------
--
Small Capitalization                     o                                *
Stocks
- ------------------------------------------------------------------------------
--
Micro Capitalization                     o                                o
Stocks
- ------------------------------------------------------------------------------
--
FIXED INCOME SECURITIES & MONEY MARKET INSTRUMENTS
- ------------------------------------------------------------------------------
--

- ------------------------------------------------------------------------------
--

INVESTMENT PRACTICE                 Mid Cap Fund                     Small Cap
PRACTICE                     (Inv. and Inst. classes)              (Inv. class)

================================================================================

KEY TO TABLE:

*  Permitted without stated limit
o Permitted without stated limited, but not expected to be used to a significant extent
X  Not permitted

20% Italic type (e.g. 20%) represents an investment limitation as a percentage of net fund assets; does not indicate actual use

20% Roman type (e.g. 20%) represents an investment limitation as a percentage of total fund assets; does not indicate actual use

- ------------------------------------------------------------------------------
--
Short-Term Instruments                   *                                *
- ------------------------------------------------------------------------------
--
Obligations of Banks                     *                                *
and Other Financial
Institutions
- ------------------------------------------------------------------------------
--
Certificates  of  Deposit                *                                *
and Banker's Acceptances
- ------------------------------------------------------------------------------
--
Commercial Paper                         *                                *
- ------------------------------------------------------------------------------
--
Variable Rate Master                     *                                *
Demand Notes
- ------------------------------------------------------------------------------
--
U.S. Government                          *                                *
Securities
- ------------------------------------------------------------------------------
--
Custodial Receipts                       X                                X
- ------------------------------------------------------------------------------
--
Zero Coupon Securities                   o                                o
and Deferred Interest
Bonds
- ------------------------------------------------------------------------------
--
Variable Rate Securities                 X                                X
- ------------------------------------------------------------------------------
--
Inverse Floating Rate                    X                                X
Securities
- ------------------------------------------------------------------------------
--
Lower-Rated Debt                         X                                X
Securities
- ------------------------------------------------------------------------------
--
Registered Loans                         X                                X
- ------------------------------------------------------------------------------
--
Put Bonds                                X                                X
- ------------------------------------------------------------------------------
--
Other Debt Obligations                   X                                X
- ------------------------------------------------------------------------------
--
DERIVATIVE SECURITIES (OPTIONS)
- ------------------------------------------------------------------------------
--
Options on Securities                    *                                *
- ------------------------------------------------------------------------------
--
Options on Securities                    *                                *
Indices
- ------------------------------------------------------------------------------
--
Options on Non-US                        *                                *
Securities Indices
- ------------------------------------------------------------------------------
--
Yield Curve Options                      X                                X
- ------------------------------------------------------------------------------
--
Spreadlocks                              X                                X
- ------------------------------------------------------------------------------
--
DERIVATIVE SECURITIES (FUTURES CONTRACTS AND OPTIONS ON FUTURES
CONTRACTS)
- ------------------------------------------------------------------------------
--
Futures Contracts                        *                                *
- ------------------------------------------------------------------------------
--
Futures Contracts on                     *                                *
Securities Indices
- ------------------------------------------------------------------------------
--
Options on Futures                       *                                *
Contracts (including
Contracts on Security
Indices)
- ------------------------------------------------------------------------------
--
DERIVATIVE SECURITIES (HEDGING STRATEGIES)
- ------------------------------------------------------------------------------
--
Hedging Strategies                       o                                o
- ------------------------------------------------------------------------------
--
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES
- ------------------------------------------------------------------------------
--

- ------------------------------------------------------------------------------
--

INVESTMENT PRACTICE                 Mid Cap Fund                     Small Cap
PRACTICE                     (Inv. and Inst. classes)              (Inv. class)

================================================================================

KEY TO TABLE:

*  Permitted without stated limit
o Permitted without stated limited, but not expected to be used to a significant extent
X  Not permitted

20% Italic type (e.g. 20%) represents an investment limitation as a percentage of net fund assets; does not indicate actual use

20% Roman type (e.g. 20%) represents an investment limitation as a percentage of total fund assets; does not indicate actual use

- ------------------------------------------------------------------------------
--
Government Guaranteed
Mortgage-Backed                          o                                o
Securities
- ------------------------------------------------------------------------------
--
Ginnie Mae Certificates                  *                                *
- ------------------------------------------------------------------------------
--
Fannie Mae Certificates                  *                                *
- ------------------------------------------------------------------------------
--
Freddie Mac Certificates                 *                                *
- ------------------------------------------------------------------------------
--
Multi-Class                              X                                X
Mortgage-Backed
Securities (CMOs and
REMICs)
- ------------------------------------------------------------------------------
--
Private Issued Mortgage                  X                                X
- -Backed Securities
- ------------------------------------------------------------------------------
--
Mortgage Pass-Through                    X                                X
Securities
- ------------------------------------------------------------------------------
--
Stripped-Mortgage                        X                                X
Backed Securities
- ------------------------------------------------------------------------------
--
Adjustable Rate                          X                                X
Mortgages
- ------------------------------------------------------------------------------
--
Asset-Backed Securities                  *                                *

- ------------------------------------------------------------------------------
--
SECURITIES OF NON-U.S. ISSUERS
- ------------------------------------------------------------------------------
--
Foreign Securities &                     *                                *
Depository Receipts
(ADRs, EDRs, GDRs and
IDRs)
- ------------------------------------------------------------------------------
--
Foreign Corporate Debt                   o                                o
Securities
- ------------------------------------------------------------------------------
--
Foreign Government Debt                  o                                o
Securities
- ------------------------------------------------------------------------------
--
Investments in Emerging                  X                                X
Markets
- ------------------------------------------------------------------------------
--
CURRENCY MANAGEMENT
- ------------------------------------------------------------------------------
--
Currency Exchange                        *                                *
Transactions
- ------------------------------------------------------------------------------
--
Currency Hedging                         *                                *
Transactions
- ------------------------------------------------------------------------------
--
Cross Hedging                            o                                o
- ------------------------------------------------------------------------------
--
Forward Currency                         *                                *
Exchange Contracts
- ------------------------------------------------------------------------------
--
Options on Foreign                       *                                *
Currencies
- ------------------------------------------------------------------------------
--
Rating Services                          *                                *
- ------------------------------------------------------------------------------
--
OTHER INVESTMENTS AND INVESTMENT PRACTICES
- ------------------------------------------------------------------------------
--
Illiquid Securities                     15%                              15%
- ------------------------------------------------------------------------------
--

- ------------------------------------------------------------------------------
--

INVESTMENT PRACTICE                 Mid Cap Fund                     Small Cap
PRACTICE                     (Inv. and Inst. classes)              (Inv. class)

================================================================================

KEY TO TABLE:

*  Permitted without stated limit
o Permitted without stated limited, but not expected to be used to a significant extent
X  Not permitted

20% Italic type (e.g. 20%) represents an investment limitation as a percentage of net fund assets; does not indicate actual use

20% Roman type (e.g. 20%) represents an investment limitation as a percentage of total fund assets; does not indicate actual use

- ------------------------------------------------------------------------------
--
TBA Commitments                          X                                X
- ------------------------------------------------------------------------------
--
When-Issued and Delayed                  *                                *
Delivery Securities
- ------------------------------------------------------------------------------
--
Repurchase Agreements                    *                                *
- ------------------------------------------------------------------------------
--
Reverse Repurchase                       *                                *
Agreements
- ------------------------------------------------------------------------------
--
Lending of Portfolio                    30%                              30%
Securities
- ------------------------------------------------------------------------------
--
Short Sales                             25%                              25%
- ------------------------------------------------------------------------------
--
Concentration of                        25%                              25%
Investments
- ------------------------------------------------------------------------------
--
Other Investment                        10%                              10%
Companies
- ------------------------------------------------------------------------------
--
DIAMONDS, SPDRs                          X                                X
and WEBs
('Equity Equivalents')
- ------------------------------------------------------------------------------
--
Temporary Defensive                      *                                *
Investments
- ------------------------------------------------------------------------------
--
Indexed Securities                       X                                X
- ------------------------------------------------------------------------------
--
S&P 500 Index Assets                     X                                X
- ------------------------------------------------------------------------------
--
Merger Arbitrage Assets                  X                                X
- ------------------------------------------------------------------------------
--



                                Equity Securities


General. The Portfolios may invest in equity securities listed on any domestic or non-US securities exchange or traded in the over-the-counter market as well as certain restricted or unlisted securities. As used herein, 'equity securities' include common stock, preferred stock, trust or limited partnership interests, rights and warrants (to subscribe to or purchase such securities) and convertible securities (consisting of debt securities or preferred stock that may be converted into common stock or that carry the right to purchase common stock).

Common Stocks. Common stocks, the most familiar type of equity securities, represent an equity (i.e., ownership) interest in a corporation. They may or may not pay dividends or carry voting rights. Common stock occupies the most junior position in a company's capital structure. Although equity securities have a history of long-term growth in value, their prices fluctuate based on changes in a company's financial condition, as well as, changes in overall market and economic conditions. This affects the value of the shares of the Portfolios, and thus the value of your investment. Smaller companies are especially sensitive to these factors.

Warrants. The Portfolios may invest in warrants. Warrants are securities that give the holder the right but not the obligation to buy a specified number of shares of common stock at a specified price, which is often higher than the market price at the time of issuance, for a specified period (or in perpetuity). Warrants may be issued in units with other securities or separately, and may be freely transferable and traded on exchanges. Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus is a speculative investment. At the time of issue, the cost of a warrant is substantially less than the cost of the underlying security itself, and price movements in the underlying security are generally magnified in the price movements of the warrant. This leveraging effect enables the investor to gain exposure to the underlying security with a relatively low capital investment. This leveraging increases an investor's risk, however, in the event of a decline in the value of the underlying security and can result in a complete loss of the amount invested in the warrant.

While the market value of a warrant tends to be more volatile than that of the securities underlying the warrant, changes in the market value of a warrant may not necessarily correlate with that of the underlying security. A warrant ceases to have value if it is not exercised prior to the expiration date, if any, to which the warrant is subject. The purchase of warrants involves a risk that the Portfolio could lose the purchase value of a warrant if the right to subscribe to additional shares is not exercised prior to the warrant's expiration. Also, the purchase of warrants involves the risk that the effective price paid for the warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security. The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof. Also, warrants do not entitle the holder to dividends or voting rights with respect to the underlying securities and do not represent any rights in the assets of the issuing company.

Preferred Stock. The Portfolios may invest in preferred stock. Preferred stock has a preference (i.e., ranks higher) in liquidation (and generally dividends) over common stock but is subordinated (i.e., ranks lower) in liquidation to fixed income securities. Dividends on preferred stock may be cumulative, and in such cases, all cumulative dividends usually must be paid prior to dividend payments to common stockholders. Because of this preference, preferred stocks generally entail less risk than common stocks. As a general rule the market value of preferred stocks with fixed dividend rates and no conversion rights moves inversely with interest rates and perceived credit risk, with the price determined by the dividend rate. Some preferred stocks are convertible into other securities (e.g., common stock) at a fixed price and ratio or upon the occurrence of certain events. The market price of convertible preferred stocks generally reflects an element of conversion value. Because many preferred stocks lack a fixed maturity date, these securities generally fluctuate substantially in value when interest rates change; such fluctuations often exceed those of long-term bonds of the same issuer. Some preferred stocks pay an adjustable dividend that may be based on an index, formula, auction procedure or other dividend rate reset mechanism. In the absence of credit deterioration, adjustable rate preferred stocks tend to have more stable market values than fixed rate preferred stocks.

All preferred stocks are also subject to the same types of credit risks as corporate bonds. In addition, because preferred stock is subordinate to debt securities and other obligations of an issuer, deterioration in the credit rating of the issuer will cause greater changes in the value of a preferred stock than in a more senior debt security with similar yield characteristics. Preferred stocks may be rated by Standard & Poor's Ratings Services ('S&P') and Moody's Investors Service, Inc. ('Moody's') although there is no minimum rating which a preferred stock must have to be an eligible investment for the Portfolio. Generally, however, the preferred stocks in which the Portfolio invests will be rated at least CCC by S&P or Caa by Moody's or, if unrated, of comparable quality in the opinion of the Advisor. Preferred stocks rated CCC by S&P are regarded as predominantly speculative with respect to the issuer's capacity to pay preferred stock obligations and represent the highest degree of speculation among securities rated between BB and CCC; preferred stocks rated Caa by Moody's are likely to be in arrears on dividend payments. Moody's rating with respect to preferred stocks does not purport to indicate the future status of payments of dividends.

Convertible Securities. A convertible security is a bond or preferred stock which may be converted at a stated price within a specific period of time into a specified number of shares of common stock of the same or different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but are generally subordinate to non-convertible debt securities. While providing a fixed income stream, generally higher in yield than in the income derived from a common stock but lower than that afforded by a non-convertible debt security, a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation of common stock into which it is convertible.

The terms of any convertible security determine its ranking in a company's capital structure. In the case of subordinated convertible debentures, the holders' claims on assets and earnings are subordinated to the claims of other creditors, and are senior to the claims of preferred and common shareholders. In the case of convertible preferred stock, the holders' claims on assets and earnings are subordinated to the claims of all creditors and are senior to the claims of common shareholders. In general, the market value of a convertible security is the greater of its investment value (its value as a fixed income security) or its conversion value (the value of the underlying shares of common stock if the security is converted). As a fixed income security, the market value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise; however, the price of a convertible security generally increases as the market value of the underlying stock increases, and generally decreases as the market value of the underlying stock declines. Investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

Medium-Capitalization and Small-Capitalization Stocks. Lesser known companies with medium- and small-market capitalizations frequently offer greater growth potential than larger, more mature, better-known companies. Investments in such companies involve considerations that are not applicable to investing in securities of established, larger capitalization issuers including reduced and less reliable information about the issuer, less stringent financial disclosure requirements and higher brokerage commissions and fees and greater market risk in general.

In addition, investing in the securities of these companies, also involves the possibility of greater portfolio price volatility. Among the reasons for the greater price volatility of such companies are the less certain growth prospects of medium and smaller firms, the greater illiquidity in the markets for the stocks of such companies and the greater sensitivity of such companies to changing economic conditions in their respective geographic region.

For example, securities of these companies involve higher investment risk than that normally associated with larger firms due to the greater business risks of small size and limited product lines, markets, distribution channels and financial and managerial resources.

In addition, many medium- and small-market capitalization companies are not well-known to the investing public, do not have significant institutional ownership and are followed by relatively few securities analysts. Also, the securities of smaller capitalization companies traded on the over-the-counter market may have fewer market makers, wider spreads between their quoted bid and ask prices and lower trading volumes, resulting in comparatively greater price volatility and less liquidity than exists for securities of larger capitalization companies.

Investing in Foreign Securities. Each Portfolio will, under normal market conditions, invest a significant portion of its assets in foreign securities. Investors should realize that investing in securities of foreign issuers involves considerations not typically associated with investing in securities of companies organized and operated in the United States. Investors should realize that the value of the Portfolio's foreign investments may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of funds or assets, or imposition or (or change in) exchange control or tax regulations in foreign countries. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of portfolio securities and could favorably or unfavorably affect the Portfolio's operations, Furthermore, the economies of individual foreign nations may differ from the US economy, whether favorably or unfavorably, in areas such as growth or gross national product, rate of inflation, capital reinvestment, resource self-sufficiency or balance of payments position; it may also be more difficult to obtain and enforce a judgment against a foreign issuer. In general, less information is publicly available with respect to foreign issuers than is available with respect to US companies. Most foreign companies are also not subject to the uniform accounting and financial reporting requirements applicable to issuers in the Untied States. Any foreign investments made by the Portfolio must be made in compliance with US and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

The Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities of US companies. The settlement periods for foreign securities, which are often longer than those for securities of US issuers, may affect portfolio liquidity. Furthermore, there may be less government supervision and regulation of securities exchanges, brokers and issuers in foreign countries than in the United States.

Trading in Foreign Securities. Trading in foreign securities may be completed at times which vary from the closing of the NYSE. In computing the net asset values, the Funds value foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the NYSE. Similarly, foreign securities quoted in foreign currencies are translated into US dollars at the foreign exchange rates.

Occasionally, events that affect values and exchange rates may occur between the times at which they are determined and the closing of the NYSE. If such events materially affect the value of portfolio securities, these securities may be valued at their fair value as determined in good faith by the Trustees, although the actual calculation may be done by others.

              Fixed Income Securities and Money Market Instruments

General. Although not a principal investment each Portfolio may invest in a broad range of domestic and foreign fixed income (debt) securities. Fixed income securities, including (but not limited to) bonds, are used by issuers to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest, and must repay the amount borrowed at maturity. Some debt securities, such as zero coupon bonds, do not pay current interest, but are purchased at a discount from their face values.

The value of fixed income securities in the Portfolios' securities portfolio generally varies inversely with changes in interest rates. Prices of fixed income securities with longer effective maturities are more sensitive to interest rate changes than those with shorter effective maturities.

In periods of declining interest rates, the yield (the income generated over a stated period of time) of a Portfolio that invests in fixed income securities may tend to be higher than prevailing market rates, and in periods of rising interest rates, the yield of a Portfolio may tend to be lower. Also, when interest rates are falling, the inflow of net new money to such a Portfolio from the continuous sale of its shares will likely be invested in portfolio instruments producing lower yields than the balance of the Portfolio's investment portfolio, thereby reducing the yield of the Portfolio. In periods of rising interest rates, the opposite can be true. The net asset value of the Portfolio investing in fixed income securities can generally be expected to change as general levels of interest rates fluctuate.

Fixed Income Security Risk. Fixed income securities generally expose a Portfolio to four types of risk: (1) interest rate risk (the potential for fluctuations in bond prices due to changing interest rates); (2) income risk (the potential for a decline in the Portfolio's income due to falling market interest rates); (3) credit risk (the possibility that a bond issuer will fail to make timely payments of either interest or principal to the Portfolio); and (4) prepayment risk or call risk (the likelihood that, during period of falling interest rates, securities with high stated interest rates will be prepaid, or 'called' prior to maturity, requiring the Portfolio to invest the proceeds at generally lower interest rates).

Short-Term Instruments. When a Portfolio experiences large cash inflows, for example, through the sale of securities and attractive investments are unavailable in sufficient quantities, the Portfolios may hold short-term investments (or shares of money market mutual funds) for a limited time pending availability of such investments. Each Portfolio may invest up to 35% of its total assets in high quality short-term investments with remaining maturities of 397 days or less, or in money market mutual funds, to meet anticipated redemptions and expenses for day to day operating purposes. In addition, when in the Advisor's opinion, it is advisable to adopt a temporary defensive position because of unusual and adverse market or other conditions, up to 100% of either Portfolio's assets may be invested in such short-term instruments.

Short-term instruments consist of foreign and domestic: (1) short-term obligations of sovereign governments, their agencies, instrumentalities, authorities or political subdivisions; (2) other short-term debt securities rated AA or higher by S&P or Aa or higher by Moody's or, if unrated, are deemed to be of comparable quality in the opinion of the Advisor; (3) commercial paper;
(4) bank obligations, including negotiable certificates of deposit, time deposits and banker's acceptances; and (5) repurchase agreements. At the time a Portfolio invests in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer's parent must have outstanding debt rated AA or higher by S&P or Aa or higher by Moody's; outstanding commercial paper or bank obligations rated A-1 by S&P or Prime-1 by Moody's; or, if no such ratings are available, the instrument must be deemed to be of comparable quality in the opinion of Bankers Trust. These instruments may be denominated in US dollars or in foreign currencies.

Other US government securities the Portfolios may invest in include (but are not limited to) securities issued or guaranteed by the Federal Housing Administration, Farmers Home Loan Administration, Export-Import Bank of the US, Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Farm Credit Banks, Federal Intermediate Credit Banks, Federal Land Banks, Maritime Administration, Tennessee Valley Authority, District of Columbia Armory Board and Student Loan Marketing Association. Because the US government is not obligated by law to provide support to an instrumentality it sponsors, the Portfolio will invest in obligations issued by such an instrumentality only if the Advisor determines that the credit risk with respect to the instrumentality does not make its securities unsuitable for investment by the Portfolio.

Each Portfolio may also invest in separately traded principal and interest component of securities guaranteed or issued by the US Government or its agencies, instrumentalities or sponsored enterprises if such components trade independently under the Separate Trading of Registered Interest and Principal of Securities program ("STRIPS") or any similar program sponsored by the US Government. STRIPS are sold as zero coupon securities. See "Zero Coupon Securities."

Certificates of Deposit and Bankers' Acceptances. Certificates of deposit are receipts issued by a depository institution in exchange for the deposit of funds. The issuer agrees to pay the amount deposited plus interest to the bearer of the receipt on the date specified on the certificate. The certificate usually can be traded in the secondary market prior to maturity.

Bankers' acceptances typically arise from short-term credit arrangements designed to enable businesses to obtain funds to finance commercial transactions. Generally, an acceptance is a time draft drawn on a bank by an exporter or an importer to obtain a stated amount of funds to pay for specific merchandise. The draft is then "accepted" by a bank that, in effect, unconditionally guarantees to pay the face value of the instrument on its maturity date. The acceptance may then be held by the accepting bank as an earning asset or it may be sold in the secondary market at the going rate of discount for a specific maturity. Although maturities for acceptances can be as long as 270 days, most acceptances have maturities of six months or less.

Commercial Paper. The Portfolio may invest in fixed rate or variable rate commercial paper, issued by US or foreign entities. Commercial paper consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by US or foreign corporations in order to finance their current operations. Any commercial paper issued by a foreign entity corporation and purchased by the Portfolio must be US dollar-denominated and must not be subject to foreign withholding tax at the time of purchase.

Commercial paper when purchased by the Portfolios must be rated in the highest short-term rating category by any two NRSROs (or one NRSRO if that NRSRO is the only such NRSRO which rates such security) or, if not so rated, must be believed by the Advisor, acting under the supervision of the Board of Trustees of the Portfolio, to be of comparable quality. Investing in foreign commercial paper generally involves risks similar to those described above relating to obligations of foreign banks or foreign branches and subsidiaries of US and foreign banks.

The Portfolios may also invest in variable rate master demand notes. A variable amount master demand note (which is a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under a letter agreement between a commercial paper issuer and an institutional lender pursuant to which the lender may determine to invest varying amounts.

For a description of commercial paper ratings, see the Appendix to this SAI.

US Government Securities. Both Portfolios may invest in obligations issued or guaranteed by the US government and include: (1) direct obligations of the US Treasury and (2) obligations issued by US government agencies and instrumentalities. Included among direct obligations of the US are Treasury Bills, Treasury Notes and Treasury Bonds, which differ in terms of their interest rates, maturities and dates of issuance. Treasury Bills have maturities of less than one year, Treasury Notes have maturities of one to 10 years and Treasury Bonds generally have maturities of greater than 10 years at the date of issuance. Included among the obligations issued by agencies and instrumentalities of the US are: instruments that are supported by the full faith and credit of the US (such as certificates issued by the Government National Mortgage Association ("GNMA" or "Ginnie Mae")); instruments that are supported by the right of the issuer to borrow from the US Treasury (such as securities of Federal Home Loan Banks); and instruments that are supported by the credit of the instrumentality (such as Federal National Mortgage Association ("FNMA" or "Fannie Mae") and Federal Home Loan Mortgage Corporation ("FHLMC" or "Freddie Mac")).

Investments in American, European, Global and International Depository Receipts. The Portfolios may invest in non-US securities in the form of American Depository Receipts ('ADRs'), European Depository Receipts ('EDRs'), Global Depository Receipts ('GDRs'), or International Depository Receipts ('IDRs'). ADRs are receipts typically issued by a US bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. EDRs and IDRs are receipts issued in Europe typically by non-US banking and trust companies that evidence ownership of either foreign or US securities. GDRs are receipts issued by either a US or non-US banking institution evidencing ownership of the underlying non-US securities . Generally, ADRs, in registered form, are designed for use in US securities markets and EDRs, GDRs and IDRs, in bearer form, are designed for use in European and international securities markets. An ADR, EDR, GDR or IDR may be denominated in a currency different from the currency in which the underlying foreign security is denominated.

Zero Coupon Securities and Deferred Interest Bonds. Both Portfolios may invest in zero coupon securities and deferred interest bonds. Zero coupon and deferred interest bonds are debt obligations which are issued at a significant discount from face value. The original discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity or the first interest accrual date at a rate of interest reflecting the market rate of the security at the time of issuance. Zero coupon securities are redeemed at face value at their maturity date without interim cash payments of interest or principal. The amount of this discount is accrued over the life of the security, and the accrual constitutes the income earned on the security for both accounting and tax purposes. Because of these features, the market prices of zero coupon securities are generally more volatile than the market prices of securities that have similar maturity but that pay interest periodically.

While zero coupon bonds do not require the periodic payment of interest, deferred interest bonds generally provide for a period of delay before the regular payment of interest begins. Although this period of delay is different for each deferred interest bond, a typical period is approximately one-third of the bond's term to maturity. Such investments benefit the issuer by mitigating its initial need for cash to meet debt service, but some also provide a higher rate of return to attract investors who are willing to defer receipt of such cash.

The Portfolios will accrue income on such investments for tax and accounting purposes, as required, which is distributable to shareholders and which, because no cash is generally received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Portfolios' distribution obligations. See 'Taxes.'

Repurchase Agreements. The Portfolios may engage in repurchase agreement transactions with member banks of the Federal Reserve System and certain non-bank dealers, including governmental securities dealers approved by the Portfolios' Board of Trustees. Under the terms of a typical repurchase agreement, the Portfolios would acquire any underlying security for a relatively short period (usually not more than one week), subject to an obligation of the seller to repurchase, and the Portfolios to resell, the obligation at an agreed price and time, thereby determining the yield during the Portfolios' holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Portfolios' holding period. The value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligations, including interest. Each Portfolio bears a risk of loss in the event of default by or bankruptcy of the other party to a repurchase agreement. The Portfolios may be delayed in, or prevented from, exercising its rights to dispose of the collateralized securities. To the extent that, in the meantime, the value of the securities repurchased had decreased or the value of the securities had increased, the Portfolios could experience a loss. DeAM, Inc.reviews the creditworthiness of those banks and dealers with which the Portfolio enters into repurchase agreements and monitors on an ongoing basis the value of the securities subject to repurchase agreements to ensure that it is maintained at the required level. A repurchase agreement is considered to be a loan under the 1940 Act.

Reverse Repurchase Agreements. Each Portfolio may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage, by among other things, agreeing to sell portfolio securities to financial institutions such as member banks of the Federal Reserve System and certain non-bank dealers and to repurchase them at a mutually agreed date and price (a 'reverse repurchase agreement'). At the time a Portfolio enters into a reverse repurchase agreement it will segregate cash or liquid securities having a value equal to the repurchase price, including accrued interest. The segregated assets will be marked-to-market daily and additional assets will be segregated on any day in which the assets fall below the repurchase price (plus accrued interest). A Portfolio's liquidity and ability to manage its assets might be affected when it sets aside cash or portfolio securities to cover such commitments. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce a Portfolio's obligation to repurchase the securities, and the Portfolio's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Reverse repurchase agreements are considered to be borrowings by a Portfolio.

Illiquid Securities. Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (the '1933 Act'), securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the 1933 Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Non-publicly traded securities (including Rule 144A Securities) may involve a high degree of business and financial risk and may result in substantial losses. These securities may be less liquid than publicly traded securities, and it may take longer to liquidate these positions than would be the case for publicly traded securities. Companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements applicable to companies whose securities are publicly traded. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby


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

experience difficulty satisfying redemptions within seven days. An investment in illiquid securities is subject to the risk that should a Portfolio desire to sell any of these securities when a ready buyer is not available at a price that is deemed to be representative of their value, the value of the Portfolio's net assets could be adversely affected.

Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. A mutual fund might also have to register such restricted securities in order to dispose of them resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

A large institutional market has developed for certain securities that are not registered under the 1933 Act, including repurchase agreements, commercial paper, non-US securities , municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale of such investments to the general public or to certain institutions may not be indicative of their liquidity.

The Securities and Exchange Commission has adopted Rule 144A, which allows a broader institutional trading market for securities otherwise subject to restriction on their resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers. The Advisor anticipates that the market for certain restricted securities such as institutional commercial paper will expand further as a result of this regulation and the development of automated systems for the trading, clearance and settlement of unregistered securities of domestic and non-US issuers, such as the PORTAL System sponsored by the National Association of Securities Dealers, Inc.

An investment in Rule 144A Securities will be considered illiquid and therefore subject to the Portfolio's limit on the purchase of illiquid securities unless the Board or its delegates determines that the Rule 144A Securities are liquid. In reaching liquidity decisions, the Board and its delegates may consider, inter alia, the following factors: (i) the unregistered nature of the security; (ii) the frequency of trades and quotes for the security; (iii) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (iv) dealer undertakings to make a market in the security and (v) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).

Investing in Rule 144A Securities could have the effect of increasing the level of illiquidity in the Portfolios to the extent that qualified institutional buyers are unavailable or uninterested in purchasing such securities from the Portfolios. The Board has adopted guidelines and delegated to the Advisor the daily function of determining and monitoring the liquidity of Rule 144A Securities, although the Board will retain ultimate responsibility for any liquidity determinations.

When-Issued and Delayed Delivery Securities. Both Portfolios may purchase securities on a when-issued or delayed delivery basis. Delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The payment obligation and the interest rate that will be received on when-issued and delayed-delivery securities are fixed at the time the buyer enters into the commitment. Due to fluctuations in the value of securities purchased or sold on a when-issued or delayed-delivery basis, the yields obtained on such securities may be higher or lower than the yields available in the market on the dates when the investments are actually delivered to the buyers. When-issued securities may include securities purchased on a "when," "as," and "if issued" basis, under which the issuance of the security depends on the occurrence of a subsequent event, such as approval of a merger, corporate reorganization or debt restructuring. The value of such securities is subject to market fluctuation during this period and no interest or income, as applicable, accrues to the Portfolios until settlement takes place.

At the time when each Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction, reflect the value each day of such securities in determining its net asset value and, if applicable, calculate the maturity for the purposes of average maturity from that date. At the time of settlement a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, the Portfolio identifies on its books cash or liquid assets in an amount at least equal to such commitments. It may be expected that a Portfolio's net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. On delivery dates for such transactions, the Portfolio will meet its obligations from maturities or sales of the segregated securities and/or from cash flow. If the Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. It is the current policy of both Portfolios not to enter into when-issued commitments exceeding in the aggregate 15% of the market value of the respective Portfolios' total assets, less liabilities other than the obligations created by when-issued commitments. When a Portfolio engages in when-issued or delayed-delivery transactions, it relies on the other party to consummate the trade. Failure of the seller to do so may result in a Portfolio's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

Lending of Portfolio Securities. Each Portfolio has the authority to lend up to 30% of the total value of its portfolio securities (taken at market value) to brokers, dealers and other financial organizations that meet capital and other credit requirements or other criteria established by the Portfolios' Board of Trustees. Both Portfolios will not lend securities to the Advisor, ICCD or their affiliates, except as may be permitted by the 1940 Act or an order from the Securities and Exchange Commission. These loans must be collateralized by cash or liquid securities at least equal to the market value of the securities loaned plus accrued income. By lending its securities, the Portfolios may increase their income by continuing to receive payments in respect of dividends and interest on the loaned securities as well as by either investing the cash collateral in short-term securities or obtaining yield in the form of interest paid by the borrower when irrevocable letters of credit and US government obligations are used as collateral. Any gain or loss in the market price of the securities loaned that might occur during the term of the loan would be for the account of the Portfolios. From time to time, the Portfolios may return a part of the interest earned from the investment of collateral received for securities loaned to the borrower and/or a third party that is unaffiliated with the Portfolios and that is acting as a 'finder'. The Portfolios will adhere to the following conditions whenever its securities are loaned: (1) the Portfolio must receive at least 100% collateral consisting of cash or equivalent securities of the type discussed above at least equal to the market value of the securities loaned plus accrued interest from the borrower; (2) the borrower must increase this collateral whenever the market value of the securities including accrued interest rises above the level of the collateral; (3) the Portfolios must be able to terminate the loan at any time; (4) the Portfolios must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities; (5) the Portfolios may pay only reasonable custodian fees in connection with the loan; and (6) voting rights on the loaned securities may pass to the borrower; provided, however, that if a material event adversely affecting the investment occurs, the Board of Trustees must retain the right to terminate the loan and recall and vote the securities.

During the term of the loan, the Portfolios continues to bear the risk of fluctuations in the price of the loaned securities. In lending securities to brokers, dealers and other organizations, the Portfolios are subject to risks which, like those associated with other extensions of credit, include delays in receiving additional collateral, in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. Default by or bankruptcy of a borrower would expose the Portfolios to possible loss because of adverse market action, expenses and/or delays in connection with the disposition of the underlying securities. Upon receipt of appropriate regulatory approval, cash collateral may be invested in a money market fund managed by DeAM, Inc.(or its affiliates) and DeAM, Inc.(or an affiliate) may serve as the Portfolios' lending agent and may share in revenue received from securities lending transactions as compensation for this service.

Other Investment Companies. Each Portfolio may invest in the aggregate no more than 10% of its total assets, calculated at the time of purchase, in the securities of other US-registered investment companies. In addition, a Portfolio may not invest more than 5% of its total assets in the securities of any one such investment company or acquire more than 3% of the voting securities of any other such investment company. A Portfolio will indirectly bear its proportionate share of any management or other fees paid by investment companies in which it invests, in addition to its own fees.

                              Derivative Securities

General. Each Portfolio may invest in various instruments that are commonly known as "derivatives." Generally, a derivative is a financial arrangement, the value of which is based on, or "derived" from, a traditional security, asset or market index. Some "derivatives" such as mortgage-related and other asset-backed securities are in many respects like any other investment, although they may be more volatile and/or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There are a range of risks associated with those uses. For example, a



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

Portfolio may use futures and options as a low-cost method of gaining exposure to a particular securities market without investing directly in those securities and for traditional hedging purposes to attempt to protect the Portfolio from exposure to changing interest rates, securities prices or currency exchange rates and for cash management or other investment purposes. The use of derivatives may result in leverage, which tends to magnify the effects of an instrument's price changes as market conditions change. Leverage involves the use of a small amount of money to control a large amount of financial assets, and can in some circumstances, lead to significant losses. Each Portfolio will limit the leverage created by its use of derivative for investment purposes by 'covering' such positions as required by the Commission. The Advisor may use derivatives in circumstances where the Advisor believes they offer an economical means of gaining exposure to a particular asset class. Derivatives will not be used to increase portfolio risk above the level that could be achieved using only traditional investment securities or to acquire exposure to changes in the value of assets or indexes that by themselves would not be purchased for a Portfolio. The use of derivatives for non-hedging purposes may be considered speculative.

Each Portfolio's investment in options, futures or forward contracts, and similar strategies depend on the Advisor's judgment as to the potential risks and rewards of different types of strategies. Options and futures can be volatile investments, and may not perform as expected. If the Advisor applies a hedge at an inappropriate time or judges price trends incorrectly, options and futures strategies may lower the Portfolios' return. A Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments, or if it could not close out its positions because of an illiquid secondary market. Options and futures traded on foreign exchanges generally are not regulated by US authorities, and may offer less liquidity and less protection to a Portfolio in the event of default by the other party to the contract.

Options on Securities. Each Portfolio may purchase and write (sell) put and call options on stocks. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying stock at the exercise price at any time during the option period. Similarly, a put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying stock at the exercise price at any time during the option period.

Both Portfolios may write (sell) covered call and put options to a limited extent on its portfolio securities ('covered options') in an attempt to increase income through the premiums it receives for writing the option(s). However, in return for the premium, the Portfolios may forgo the benefits of appreciation on securities sold or may pay more than the market price on securities acquired pursuant to call and put options written by a Portfolio.

A call option written by the Portfolios is 'covered' if the Portfolio owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the Portfolio holds a call option on the same security and in the same principal amount as the written call option where the exercise price of the call option so held (a) is equal to or less than the exercise price of the written call option or (b) is greater than the exercise price of the written call option if the difference is segregated by the Portfolio in cash or liquid securities.

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

When a Portfolio writes a covered call option, it gives the purchaser of the option the right to buy the underlying security at the price specified in the option (the 'exercise price') by exercising the option at any time during the option period. If the option expires unexercised, a Portfolio will realize income in an amount equal to the premium received for writing the option. If the option is exercised, a decision over which a Portfolio has no control, a Portfolio must sell the underlying security to the option holder at the exercise price. By writing a covered call option, a Portfolio forgoes, in exchange for the premium less the commission ('net premium'), the opportunity to profit during the option period from an increase in the market value of the underlying security above the exercise price. In addition, a Portfolio may continue to hold a stock which might otherwise have been sold to protect against depreciation in the market price of the stock.

A put option written by a Portfolio is 'covered' when, among other things, cash or liquid securities acceptable to the broker are placed in a segregated account to fulfill the obligations undertaken. When a Portfolio writes a covered put option, it gives the purchaser of the option the right to sell the underlying security to the Portfolio at the specified exercise price at any time during the option period. If the option expires unexercised, the Portfolio will realize income in the amount of the net premium received for writing the option. If the put option is exercised, a decision over which the Portfolio has no control, the Portfolio must purchase the underlying security from the option holder at the exercise price. By writing a covered put option, the Portfolio, in exchange for the net premium received, accepts the risk of a decline in the market value of the underlying security below the exercise price. The Portfolio will only write put options involving securities for which a determination is made at the time the option is written that the Portfolio wishes to acquire the securities at the exercise price.

The Portfolios may terminate its obligation as the writer of a call or put option by purchasing an option with the same exercise price and expiration date as the option previously written. This transaction is called a 'closing purchase transaction.' Each Portfolio will realize a profit or loss on a closing purchase transaction if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Portfolios, may enter into a 'closing sale transaction' which involves liquidating the Portfolios' position by selling the option previously purchased. Where a Portfolio cannot effect a closing purchase transaction, it may be forced to incur brokerage commissions or dealer spreads in selling securities it receives or it may be forced to hold underlying securities until an option is exercised or expires.

When a Portfolio writes an option, an amount equal to the net premium received by the Portfolio is included in the liability section of the Portfolios' Statement of Assets and Liabilities as a deferred credit. The amount of the deferred credit will be subsequently marked to market to reflect the current market value of the option written. The current market value of a traded option is the last sale price or, in the absence of a sale, the mean between the closing bid and asked price. If an option expires on its stipulated expiration date or if a Portfolio enters into a closing purchase transaction, a Portfolio will realize a gain (or loss if the cost of a closing purchase transaction exceeds the premium received when the option was sold), and the deferred credit related to such option will be eliminated. If a call option is exercised, a Portfolio will realize a gain or loss from the sale of the underlying security and the proceeds of the sale will be increased by the premium originally received. The writing of covered call options may be deemed to involve the pledge of the securities against which the option is being written. Securities against which call options are written will be identified on the Portfolios' books.

Both Portfolios may also purchase call and put options on any securities in which it may invest. A Portfolio would normally purchase a call option in anticipation of an increase in the market value of such securities. The purchase of a call option would entitle the Portfolio, in exchange for the premium paid, to purchase a security at a specified price during the option period. The Portfolio would ordinarily have a gain if the value of the securities increased above the exercise price sufficiently to cover the premium and would have a loss if the value of the securities remained at or below the exercise price during the option period.

Both Portfolios would normally purchase put options in anticipation of a decline in the market value of securities in its portfolio ('protective puts') or securities of the type in which it is permitted to invest. The purchase of a put option would entitle each Portfolio, in exchange for the premium paid, to sell a security, which may or may not be held by the Portfolios at a specified price during the option period. The purchase of protective puts is designed merely to offset or hedge against a decline in the market value of the Portfolios. Put options also may be purchased by the Portfolios for the purpose of affirmatively benefiting from a decline in the price of securities that the Portfolios do not own. The Portfolios would ordinarily recognize a gain if the value of the securities decreased below the exercise price sufficiently to cover the premium and would recognize a loss if the value of the securities remained at or above the exercise price. Gains and losses on the purchase of protective put options would tend to be offset by countervailing changes in the value of underlying portfolio securities.

The hours of trading for options on securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying securities markets that cannot be reflected in the option markets. It is impossible to predict the volume of trading that may exist in such options, and there can be no assurance that viable exchange markets will develop or continue.

Each Portfolio may also engage in options transactions in the over-the-counter ('OTC') market with broker-dealers who make markets in these options. At present, approximately ten broker-dealers, including several of the largest primary dealers in US government securities, make these markets. The ability to terminate OTC option positions is more limited than with exchange-traded option positions because the predominant market is the issuing broker rather than an exchange, and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations. To reduce this risk, a Portfolio will purchase such options only from broker-dealers who are primary US government securities dealers recognized by the Federal Reserve Bank of New York and who agree to (and are expected to be capable of) entering into closing transactions, although there can be no guarantee that any such option will be liquidated at a favorable price prior to expiration. The Advisor will monitor the creditworthiness of dealers with whom the Portfolio enters into such options transactions under the general supervision of the Portfolios' Board of Trustees. Unless the Trustees conclude otherwise, a Portfolio intends to treat OTC options purchased and the assets used to "cover" OTC options written as not readily marketable and therefore subject to the Portfolios' limit on investments in illiquid securities.

Options on Securities Indices. Each Portfolio may also purchase and write exchange-listed and OTC put and call options on securities indices. A securities index measures the movement of a certain group of securities by assigning relative values to the securities included in the index, fluctuating with changes in the market values of the securities included in the index. Some securities index options are based on a broad market index, such as the NYSE Composite Index, or a narrower market index such as the Standard & Poor's 100. Indices may also be based on a particular industry or market segment.

Options on securities indices are similar to options on securities except that
(1) the expiration cycles of securities index options are monthly, while those of securities options are currently quarterly, and (2) the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a securities index gives the holder the right to receive a cash "exercise settlement amount" equal to (a) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (b) a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of the securities index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the exercise price of the index and the exercise price of the option times a specified multiple. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. Securities index options may be offset by entering into closing transactions as described above for securities options.

As discussed in 'Options on Securities,' each Portfolio would normally purchase a call option in anticipation of an increase in the market value of the relevant index. The purchase of a call option would entitle the Portfolios, in exchange for the premium paid, to purchase the underlying securities at a specified price during the option period. The Portfolios would ordinarily have a gain if the value of the underlying securities increased above the exercise price sufficiently to cover the premium and would have a loss if the value of the securities remained at or below the exercise price during the option period.

As discussed in 'Options on Securities,' each Portfolio would normally purchase put options in anticipation of a decline in the market value of the relevant index ('protective puts'). The purchase of a put option would entitle the Portfolios, in exchange for the premium paid, to sell the underlying securities at a specified price during the option period. The purchase of protective puts is designed merely to offset or hedge against a decline in the market value of the index. The Portfolio would ordinarily recognize a gain if the value of the index decreased below the exercise price sufficiently to cover the premium and would recognize a loss if the value of the index remained at or above the exercise price. Gains and losses on the purchase of protective put options would tend to be offset by countervailing changes in the value of the index.

Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether a Portfolio will realize a gain or loss from the purchase or writing of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular stock. Accordingly, successful use by a Portfolio of options on stock indices will be subject to the Advisor's ability to predict correctly movements in the direction of the stock market generally or of a particular industry. This requires different skills and techniques than predicting changes in the price of individual stocks.

Options on securities indices entail risks in addition to the risks of options on securities. The absence of a liquid secondary market to close out options positions on securities indices is more likely to occur, although a Portfolio generally will only purchase or write such an option if the Advisor believes the option can be closed out. Use of options on securities indices also entails the risk that trading in such options may be interrupted if trading in certain securities included in the index is interrupted. A Portfolio will not purchase such options unless the Advisor believes the market is sufficiently developed such that the risk of trading in such options is no greater than the risk of trading in options on securities.

Price movements in a Portfolios' investment portfolio may not correlate precisely with movements in the level of an index and, therefore, the use of options on indices cannot serve as a complete hedge. Because options on securities indices require settlement in cash, the Advisor may be forced to liquidate portfolio securities to meet settlement obligations. The Portfolios' activities in index options may also be restricted by the requirements of the IRS Code for qualification as a regulated investment company.

In addition, the hours of trading for options on the securities indices may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying securities markets that cannot be reflected in the option markets. It is impossible to predict the volume of trading that may exist in such options, and there can be no assurance that viable exchange markets will develop or continue.

               Futures Contracts and Options on Futures Contracts

General. Each Portfolio may enter into futures contracts on securities, securities indices, foreign currencies and interest rates, and purchase and write (sell) options thereon which are traded on exchanges designated by the Commodity Futures Trading Commission (the 'CFTC') or, if consistent with CFTC regulations, on foreign exchanges. These futures contracts are standardized contracts for the future delivery of, among other things, a commodity, a non-US currency, an interest rate sensitive security or, in the case of index futures contracts or certain other futures contracts, a cash settlement with reference to a specified multiplier times the change in the index. An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract.

Each Portfolio may enter into futures contracts and options on futures contracts on securities, securities indices and currencies both to manage its exposure to changing interest rates, security prices and currency exchange rates and as an efficient means of managing allocations between asset classes. Aggregate initial margin and premiums required to establish positions other than those considered by the CFTC to be 'bona fide hedging' will not exceed 5% of a Portfolios' net asset value, after taking into account unrealized profits and unrealized losses on any such contracts.

The successful use of futures contracts and options thereon draws upon the Advisor's skill and experience with respect to such instruments and are subject to special risk considerations. A liquid secondary market for any futures or options contract may not be available when a futures or options position is sought to be closed. In addition, there may be an imperfect correlation between movements in the securities or currency in the Portfolios. Successful use of futures or options contracts is further dependent on the Advisor's ability to predict correctly movements in the securities or foreign currency markets and no assurance can be given that its judgment will be correct.

Futures Contracts. Futures contracts are contracts to purchase or sell a fixed amount of an underlying instrument, commodity or index at a fixed time and place in the future. US futures contracts have been designed by exchanges which have been designated 'contracts markets' by the CFTC, and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on a number of exchange markets, and, through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. Each Portfolio may enter into contracts for the purchase or sale for future delivery of fixed-income securities, foreign currencies, or financial indices including any index of US government securities, foreign government securities or corporate debt securities. Each Portfolio may enter into futures contracts which are based on debt securities that are backed by the full faith and credit of the US government, such as long-term US Treasury Bonds, Treasury Notes and US Treasury Bills. The Portfolio may also enter into futures contracts which are based on bonds issued by governments other than the US government. Futures contracts on foreign currencies may be used to hedge against securities that are denominated in foreign currencies.

At the same time a futures contract is entered into, a Portfolio must allocate cash or liquid securities as a deposit payment ('initial margin'). Daily thereafter, the futures contract is valued and the payment of "variation margin" may be required, since each day the Portfolio would provide or receive cash that reflects any decline or increase in the contract's value.

At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate from that specified in the contract. In some, but not many cases, securities called for by a futures contract may not have been issued when the contract was written.

Although futures contracts (other than those that settle in cash, such as index futures) by their terms call for the actual delivery or acquisition of the instrument underlying the contract, in most cases the contractual obligation is fulfilled by offset before the date of the contract without having to make or take delivery of the instrument underlying the contract. The offsetting of a contractual obligation is accomplished by entering into an opposite position in an identical futures contract on the commodities exchange on which the futures contract was entered into (or a linked exchange) calling for delivery in the same month. Such a transaction, which is effected through a member of an exchange, cancels the obligation to make or take delivery of the instrument underlying the contract. Since all transactions in the futures market are made, offset or fulfilled through a clearinghouse associated with the exchange on which the contracts are traded, a Portfolio will incur brokerage fees when it enters into futures contracts.

The purpose of the acquisition or sale of a futures contract, in cases where a Portfolio holds or intends to acquire fixed-income securities, is to attempt to protect the Portfolio from fluctuations in interest or foreign exchange rates without actually buying or selling fixed-income securities or foreign currencies. For example, if interest rates were expected to increase (which thus would cause the prices of debt securities to decline), a Portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the debt securities owned by a Portfolio. If interest rates did increase, the value of the debt security in a Portfolio would decline, but the value of the futures contracts to a Portfolio would increase at approximately the same rate, thereby keeping the net asset value of a Portfolio from declining as much as it otherwise would have. A Portfolio could accomplish similar results by selling debt securities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows a Portfolio to maintain a defensive position without having to sell its portfolio securities.

Similarly, when it is expected that interest rates may decline (thus increasing the value of debt securities), futures contracts may be purchased to attempt to hedge against anticipated purchases of debt securities at higher prices. Since the fluctuations in the value of futures contracts should be similar to those of debt securities, a Portfolio could take advantage of the anticipated rise in the value of debt securities without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and a Portfolio could then buy debt securities on the cash market. The segregated assets maintained to cover a Portfolios' obligations with respect to such futures contracts will consist of cash or liquid securities acceptable to the broker from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by a Portfolio with respect to such futures contracts.

The ordinary spreads between prices in the cash and futures market, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on most participants entering into offsetting transactions rather than making or taking delivery. To the extent that many participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of securities price, general interest rate or currency exchange rate trends by the Advisor may still not result in a successful transaction.

In addition, futures contracts entail significant risks. Although the Advisor believes that use of such contracts will benefit a Portfolio, if the Advisor's investment judgment about the general direction of interest rates or an index is incorrect, a Portfolio's overall performance would be poorer than if it had not entered into any such contract. For example, if a Portfolio has hedged against the possibility of an increase in interest rates or a decrease in an index which would adversely affect the value of securities held in its portfolio and interest rates decrease or securities prices increase instead, a Portfolio will lose part or all of the benefit of the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if a Portfolio has insufficient cash, it may have to sell securities from its portfolio to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. The Portfolios may have to sell securities at a time when it may be disadvantageous to do so.

Options on Futures Contracts. Each Portfolio may purchase and write (sell) options on futures contracts for hedging purposes. For example, as with the purchase of futures contracts, when a Portfolio is not fully invested, it may purchase a call option on an interest rate sensitive futures contract to hedge against a potential price increase on debt securities due to declining interest rates.

The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an index or individual security. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying debt securities, it may or may not be less risky than ownership of the futures contract or underlying debt securities.

The writing of a call option on a futures contract may constitute a partial hedge against declining prices of the underlying portfolio securities which are the same as or correlate with the security or foreign currency that is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is below the price specified in the premium received for writing the option ('exercise price'), a Portfolio will retain the full amount of the net premium (the premium received for writing the option less any commission), which provides a partial hedge against any decline that may have occurred in a Portfolio's holdings.

The writing of a put option on an index futures contract may constitute a partial hedge against increasing prices of the underlying securities or foreign currency that are deliverable upon exercise of the futures contract. If the futures price at expiration of the option is higher than the exercise price, a Portfolio will retain the full amount of the option net premium, which provides a partial hedge against any increase in the price of securities that a Portfolio intends to purchase.

If a put or call option a Portfolio has written is exercised, a Portfolio will incur a loss that will be reduced by the amount of the net premium it receives. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures positions, the Portfolio's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

The purchase of a call or put option on a futures contract with respect to an index is similar in some respects to the purchase of a call or protective put option on an index. For example, the Portfolio may purchase a put option on an index futures contract to hedge against the risk of lowering securities values.

The amount of risk a Portfolio assumes when it purchases an option on a futures contract with respect to an index is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of such an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.

Futures Contracts on Securities Indices. Each Portfolio may also enter into futures contracts providing for the making and acceptance of a cash settlement based upon changes in the value of an index of US or non-US securities. This investment technique may be used as a low-cost method of gaining exposure to a particular securities market without investing directly in those securities or to hedge against anticipated future change in general market prices which otherwise might either adversely affect the value of securities held by a Portfolio or adversely affect the prices of securities which are intended to be purchased at a later date for a Portfolio or as an efficient means of managing allocation between asset classes. A futures contract may also be entered into to close out or offset an existing futures position.

When used for hedging purposes, each futures contract on a securities index transaction involves the establishment of a position which, the Advisor believes, will move in a direction opposite to that of the investment being hedged. If these hedging transactions are successful, the futures positions taken for a Portfolio will rise in value by an amount which approximately offsets the decline in value of the portion of a Portfolio's investments that are being hedged. Should general market prices move in an unexpected manner, the full anticipated benefits of futures contracts may not be achieved or a loss may be realized.

Currency Exchange Contracts. Because each Portfolio may buy and sell securities denominated in currencies other than the US dollar and receives interest, dividends and sale proceeds in currencies other than the US dollar, a Portfolio from time to time may enter into currency exchange transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the US dollar. A Portfolio either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or uses forward contracts to purchase or sell foreign currencies.

Forward Currency Exchange Contracts. A forward currency exchange contract is an obligation by a Portfolio to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward currency exchange contracts establish an exchange rate at a future date.

These contracts are transferable in the interbank market conducted directly between currency traders (usually large commercial banks and brokerages) and their customers. A forward currency exchange contract may not have a deposit requirement and may be traded at a net price without commission. A Portfolio maintains with its custodian a segregated account of cash or liquid securities in an amount at least equal to its obligations under each forward currency exchange contract. Neither spot transactions nor forward currency exchange contracts eliminate fluctuations in the prices of the Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

Each Portfolio may enter into foreign currency hedging transactions in an attempt to protect against changes in currency exchange rates between the trade and settlement dates of specific securities transactions or changes in currency exchange rates that would adversely affect a portfolio position or an anticipated investment position. Since consideration of the prospect for currency parities will be incorporated into the Advisor's long-term investment decisions, a Portfolio will not routinely enter into currency hedging transactions with respect to security transactions; however, the Advisor believes that it is important to have the flexibility to enter into currency hedging transactions when it determines that the transactions would be in the Portfolios' best interest. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

While these contracts are not presently regulated by the CFTC, the CFTC may in the future assert authority to regulate forward contracts. In such event the Portfolios' ability to utilize forward contracts may be restricted. Forward contracts may reduce the potential gain from a positive change in the relationship between the US dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Portfolio than if it had not entered into such contracts. The use of currency forward contracts may not eliminate fluctuations in the underlying US dollar equivalent value of the prices of or rates of return on the Portfolios' foreign currency denominated portfolio securities and the use of such techniques will subject the Portfolios to certain risks.

The matching of the increase in value of a forward contract and the decline in the US dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. In addition, a Portfolio may not always be able to enter into currency forward contracts at attractive prices and this will limit the Portfolios' ability to use such contract to hedge or cross-hedge its assets. Also, with regard to a Portfolio's use of cross-hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the US dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying the Portfolios' cross-hedges and the movements in the exchange rates of the foreign currencies in which the Portfolios' assets that are the subject of such cross-hedges are denominated.

Options on Foreign Currencies. Both Portfolios may write covered put and call options and purchase put call options on foreign currencies for the purpose of protecting against declines in the dollar value of portfolio securities and against increases in the dollar cost of securities to be acquired. The Portfolios may use options on currencies to cross-hedge, which involves writing or purchasing options on one currency to hedge against changes in exchange rates for a different, but related currency. As with other types of options, however, the writing of an option on foreign currency will constitute only a partial hedge up to the amount of the premium received, and the Portfolios could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on foreign currency may be used to hedge against fluctuations in exchange rates although, in the event of exchange rate movements adverse to a Portfolio's position, it may forfeit the entire amount of the premium plus related transaction costs. In addition each Portfolio may purchase call options on currency when the Advisor anticipates that the currency will appreciate in value.

Both Portfolios may also write options on foreign currencies for the same types of hedging purposes. For example, where the Portfolios anticipate a decline in the dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates they could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the options will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received.

Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, a Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Portfolio to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Portfolio would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, each Portfolio also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

Both Portfolios may write covered call options on foreign currencies. A call option written on a foreign currency by the Portfolio is 'covered' if a Portfolio owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration identified on the Portfolio's books) upon conversion or exchange of other foreign currency held in its portfolio. A call option is also covered if a Portfolio has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is segregated by the Portfolio in cash or liquid securities.

Both Portfolios also may write call options on foreign currencies that are not covered for cross-hedging purposes. A call option on a foreign currency is for cross-hedging purposes if it is not covered, but is designed to provide a hedge against a decline in the US dollar value of a security which the Portfolios owns or has the right to acquire and which is denominated in the currency underlying the option due to an adverse change in the exchange rate. In such circumstances, the Portfolios collateralize the option by segregating cash or liquid securities in an amount not less than the value of the underlying foreign currency in US dollars marked to market daily.

There is no assurance that a liquid secondary market will exist for any particular option, or at any particular time. If a Portfolio is unable to effect a closing purchase transaction with respect to covered options it has written, the Portfolio will not be able to sell the underlying currency or dispose of assets held in a segregated account until the options expire or are exercised. Similarly, if the Portfolios are unable to effect a closing sale transaction with respect to options they have purchased, they would have to exercise the options in order to realize any profit and will incur transaction costs upon the purchase or sale of underlying currency. Each Portfolio pays brokerage commissions or spreads in connection with its options transactions.

As in the case of forward contracts, certain options on foreign currencies are traded over-the-counter and involve liquidity and credit risks which may not be present in the case of exchange-traded currency options. In some circumstances, the Portfolios' ability to terminate OTC options may be more limited than with exchange-traded options. It is also possible that broker-dealers participating in OTC options transactions will not fulfill their obligations. The Portfolios intend to treat OTC options as not readily marketable and therefore subject to the Portfolios' limitation with respect to illiquid securities.

Asset Coverage. Both Portfolios will comply with the segregation or coverage guidelines established by the Securities and Exchange Commission and other applicable regulatory bodies with respect to certain transactions, including (but not limited to) options written on securities and indexes; currency, interest rate and security index futures contracts and options on these futures contracts; and forward currency contracts. These guidelines may, in certain instances, require segregation by the Portfolios of cash or liquid securities to the extent the Portfolios' obligations with respect to these strategies are not otherwise covered through ownership of the underlying security or financial instrument, by other portfolio positions or by other means consistent with applicable regulatory policies. Unless the transaction is covered, the segregated assets must at all times equal or exceed the Portfolios' obligations with respect to these strategies. Segregated assets cannot be sold or transferred unless equivalent assets are substituted in their place or it is no longer necessary to segregate them. As a result, there is a possibility that segregation of a large percentage of a Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

For example, a call option written on securities may require a Portfolio to hold the securities subject to the call (or securities convertible into the securities without additional consideration) or to segregate assets (as described above) sufficient to purchase and deliver the securities if the call is exercised. A call option written on an index may require a Portfolio to own portfolio securities that correlate with the index or to segregate assets (as described above) equal to the excess of the index value over the exercise price on a current basis. A put option written by a Portfolio may require the Portfolio to segregate assets (as described above) equal to the exercise price. A Portfolio could purchase a put option if the strike price of that option is the same or higher than the strike price of a put option sold by a Portfolio. If a Portfolio holds a futures contract, a Portfolio could purchase a put option on the same futures contract with a strike price as high or higher than the price of the contract held. A Portfolio may enter into fully or partially offsetting transactions so that its net position, coupled with any segregated assets (equal to any remaining obligation), equals its net obligation. Asset coverage may be achieved by other means when consistent with applicable regulatory policies.

The Board of Trustees of a Portfolio has adopted the requirement that futures contracts and options on futures contracts be used as a hedge and may also use stock index futures on a continual basis to equitize cash so that a Portfolio may maintain 100% equity exposure. In compliance with current CFTC regulations, a Portfolio will not enter into any futures contracts or options on futures contracts if immediately thereafter the amount of margin deposits on all the futures contracts of a Portfolio and premiums paid on outstanding options on futures contracts owned by a Portfolio (other than those entered into for bona fide hedging purposes) would exceed 5% of a Portfolio's net asset value, after taking into account unrealized profits and unrealized losses on any such contracts.

The use of options, futures and foreign currency contracts is a highly specialized activity which involves investment techniques and risks that are different from those associated with ordinary portfolio transactions. Gains and losses on investments in options and futures depend on the Advisor's ability to predict the direction of stock prices, interest rates, currency movements and other economic factors. The loss that may be incurred by a Portfolio in entering into futures contracts and written options thereon and forward currency contracts is potentially unlimited. There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain facilities of an options clearing entity or other entity performing the regulatory and liquidity functions of an options clearing entity inadequate, and thereby result in the institution by an exchange of special procedures which may interfere with the timely execution of customers' orders. Most futures exchanges limit the amount of fluctuation permitted in a futures contract's prices during a single trading day. Once the limit has been reached no further trades may be made that day at a price beyond the limit. The price limit will not limit potential losses, and may in fact prevent the prompt liquidation of futures positions, ultimately resulting in further losses. Options and futures traded on foreign exchanges generally are not regulated by US authorities, and may offer less liquidity and less protection to a Portfolio in the event of default by the other party to the contract.

Except as set forth above under 'Derivative Securities: Futures Contracts and Options on Futures Contracts', there is no limit on the percentage of the assets of a Portfolio that may be at risk with respect to futures contracts and related options or forward currency contracts. A Portfolio may not invest more than 25% of its total assets in purchased protective put options. A Portfolio's transactions in options, forward currency contracts, futures contracts and options on futures contracts may be limited by the requirements for qualification of a Portfolio as a regulated investment company for tax purposes. See 'Taxes.' There can be no assurance that the use of these portfolio strategies will be successful.

The Portfolios' active management techniques involve (1) liquidity risk (contractual positions cannot be easily closed out in the event of market changes or generally in the absence of a liquid secondary market), (2) correlation risk (changes in the value of hedging positions may not match the securities market and foreign currency fluctuations intended to be hedged), and
(3) market risk (an incorrect prediction of securities prices or exchange rates by the Advisor may cause the Portfolios to perform worse than if such positions had not been taken). In addition, the ability to terminate OTC options is more limited than with exchange traded options and may involve the risk that the counter party to the option will not fulfill its obligations.

Investment Restriction on Futures Transactions. A Portfolio will not enter into any futures contracts or options on futures contracts if immediately thereafter the amount of margin deposits on all the futures contracts of the Portfolio and premiums paid on outstanding options on futures contracts owned by the Portfolio (other than those entered into for bona fide hedging purposes) would exceed 5% of the market value of the net assets of the Portfolio.

Special Information Concerning Master-Feeder Fund Structure. Unlike other open-end management investment companies (mutual funds) which directly acquire and manage their own portfolio securities, each Fund seeks to achieve its investment objective by investing all of its assets in a Portfolio, a separate registered investment company with the same investment objective as the Fund. Therefore, an investor's interest in a Portfolio's securities is indirect. In addition to selling a beneficial interest to a Fund, a Portfolio may sell beneficial interests to other mutual funds, investment vehicles or institutional investors. Such investors will invest in a Portfolio on the same terms and conditions and will pay a proportionate share of a Portfolio's expenses. However, the other investors investing in a Portfolio are not required to sell their shares at the same public offering price as a Fund due to variations in sales commissions and other operating expenses. Therefore, investors in a Fund should be aware that these differences may result in differences in returns experienced by investors in the different funds that invest in a Portfolio. Such differences in returns are also present in other mutual fund structures. Information concerning other holders of interests in a Portfolio is available from Deutsche Asset Management at 1-800-730-1313.

Smaller funds investing in a Portfolio may be materially affected by the actions of larger funds investing in a Portfolio. For example, if a large fund withdraws from a Portfolio, the remaining funds may experience higher pro rata operating expenses, thereby producing lower returns (however, this possibility exists as well for traditionally structured funds which have large institutional investors). Additionally, a Portfolio may become less diverse, resulting in increased portfolio risk. Also, funds with a greater pro rata ownership in a Portfolio could have effective voting control of the operations of a Portfolio. Except as permitted by the SEC, whenever the Trust is requested to vote on matters pertaining to a Portfolio, the Trust will hold a meeting of shareholders of the Fund and will cast all of its votes in the same proportion as the votes of the Fund's shareholders. Fund shareholders who do not vote will not affect the Trust's votes at the Portfolio meeting.

Certain changes in a Portfolio's investment objectives, policies or restrictions may require a Fund to withdraw its interest in the Portfolio. Any such withdrawal could result in a distribution 'in kind' of portfolio securities (as opposed to a cash distribution from the Portfolio). If securities are distributed, the Fund could incur brokerage, tax or other charges in converting the securities to cash. In addition, the distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Fund. Notwithstanding the above, there are other means for meeting redemption requests, such as borrowing.

A Fund may withdraw its investment from a Portfolio at any time, if the Board of Trustees of the Trust determines that it is in the best interests of the shareholders of the Fund to do so. Upon any such withdrawal, the Board of Trustees of the Trust would consider what action might be taken, including the investment of all the Assets of the Fund in another pooled investment entity having the same investment objective as the Fund or the retaining of an investment Advisor to manage the Fund's assets in accordance with the investment policies described herein with respect to a Portfolio.

A Fund's investment objective is not a fundamental policy and may be changed upon notice to, but without the approval of, the Fund's shareholders. If there is a change in the Fund's investment objective, the Fund's shareholders should consider whether the Fund remains an appropriate investment in light of their then-current needs. The investment objective of a Portfolio is also not a fundamental policy. Shareholders of a Fund will receive 30 days prior written notice with respect to any change in the investment objective of the Fund or the Portfolio.

Rating Services. The ratings of rating services represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, the Advisor also makes its own evaluation of these securities, subject to review by the Board of Trustees. After purchase by a Portfolio, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event would require a Portfolio to eliminate the obligation from its portfolio, but the Advisor will consider such an event in its determination of whether a Portfolio should continue to hold the obligation. A description of the ratings is included in the Appendix herein.

                               Portfolio Turnover


The portfolio turnover rates for Portfolios for the fiscal years ended September 30, 2001, September 30, 2000 and September 30, 1999, respectively, were as follows: Capital Appreciation Portfolio--251%, 146 %, and 155% Small Cap Portfolio--109%, 136% and 159%. The portfolio turnover rate for the Mid Cap Fund
- - Institutional Class (formerly Equity Appreciation - Institutional Class) for the fiscal years ended September 30, 1999 was 165% .

These rates will vary from year to year. High turnover rates increase transaction costs and may increase investable capital gains. The Advisor considers these effects when evaluating the anticipated benefits of short-term investing.

                             Investment Restrictions

Fundamental Policies. The following investment restrictions are 'fundamental policies' of each Fund and each Portfolio and may not be changed with respect to the Fund or the Portfolio without the approval of a 'majority of the outstanding voting securities' of the Fund or the Portfolio, as the case may be. 'Majority of the outstanding voting securities' under the 1940 Act, and as used in this SAI, means, with respect to the Fund (or the Portfolio), the lesser of (i) 67% or more of the outstanding voting securities of the Fund (or of the total beneficial interests of the Portfolio) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Fund (or of the total beneficial interests of the Portfolio) are present or represented by proxy or
(ii) more than 50% of the outstanding voting securities of the Fund (or of the total beneficial interests of the Portfolio). Whenever the Trust is requested to vote on a fundamental policy of a Portfolio, the Trust will hold a meeting of the corresponding Fund's shareholders and will cast its vote as instructed by that Fund's shareholders. Fund shareholders who do not vote will not affect the Trust's votes at the Portfolio meeting. The percentage of the Trust's votes representing Fund shareholders not voting will be voted by the Trustees of the Trust in the same proportion as the Fund shareholders who do, in fact, vote.


No Portfolio (or Fund) may (except that no investment restriction of a Fund shall prevent a Fund from investing all of its Assets in an open-end investment company with substantially the same investment objectives):



   (1) borrow money or mortgage or hypothecate assets of the Portfolio (Fund), in excess of 5% of the Portfolis's total assets (taken at cost), except that in an amount not to exceed 1/3 of the current value of the Portfolio's (Fund's) net assets, it may borrow money (but only as a temporary measure for extraordinary or emergency purposes in the case of the Small Cap Portfolio (Fund) and Capital Appreciation Portfolio (Fund) and enter into reverse repurchase agreements or dollar roll transactions, and except that it may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings (it is intended that money would be borrowed only from banks and only either to accommodate requests for the withdrawal of beneficial interests (redemption of shares) while effecting an orderly liquidation of portfolio securities or to maintain liquidity in the event of an unanticipated failure to complete a portfolio security transaction or other similar situations) or reverse repurchase agreements, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute; for additional related restrictions, see clause (i) under the caption 'Additional Restrictions' below (as an operating policy, the Portfolios may not engage in dollar-roll transactions);



   (2) underwrite securities issued by other persons except insofar as the Portfolios (Trust or the Funds) may technically be deemed an underwriter under the 1933 Act in selling a portfolio security;

   (3) make loans to other persons except: (a) through the lending of the Portfolio's (Fund's) portfolio securities and provided that any such loans not exceed 30% of the Portfolio's (Fund's) total assets (taken at market value); (b) through the use of repurchase agreements or the purchase of short-term obligations; or (c) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

   (4) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (except that the Portfolio (Fund) may hold and sell, for the Portfolio's (Fund's) portfolio, real estate acquired as a result of the Portfolio's (Fund's) ownership of securities);

   (5) concentrate its investments in any particular industry (excluding US government securities), but if it is deemed appropriate for the achievement of a Portfolio's (Fund's) investment objective(s), up to 25% of its total assets may be invested in any one industry; and

   (6) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.

   (7) with respect to 75% of each (Portfolio's) Fund's total assets, invest more than 5% of its total assets in the securities of any one issuer (excluding cash and cash equivalents, US government securities and the securities of other investments companies) or own more than 10% of the voting securities of any issuer.

   Additional Restrictions. In order to comply with certain statutes and policies the Portfolio (or the Trust, on behalf of the Portfolio) will not as a matter of non-fundamental operating policy (except that no operating policy shall prevent the Portfolio from investing all of its assets in an open-end investment company with substantially the same investment objective):


   (i) borrow money (including through reverse repurchase or forward roll transactions), except that the Portfolio (Fund) may borrow for temporary or emergency purposes up to 1/3 of its net assets;

   (ii) pledge, mortgage or hypothecate for any purpose in excess of 10% of the Portfolio's (Fund's) total assets (taken at market value), provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, and reverse repurchase agreements are not considered a pledge of assets for purposes of this restriction;

   (iii) purchase any security or evidence of interest therein on margin, except that such short-term credit as may be necessary for the clearance of purchases and sales of securities may be obtained and except that deposits of initial deposit and variation margin may be made in connection with the purchase, ownership, holding or sale of futures;

   (iv) sell securities it does not own (short sales) such that the dollar amount of such short sales at any one time exceeds 25% of the net equity of the Portfolio (Fund), and the value of securities of any one issuer in which the Portfolio (Fund) is short exceeds the lesser of 2.0% of the value of the Portfolio's (Fund's) net assets or 2.0% of the securities of any class of any US issuer and, provided that short sales may be made only in those securities which are fully listed on a national securities exchange or a foreign exchange (This provision does not include the sale of securities that the Portfolio (Fund) contemporaneously owns or where the Portfolio has the right to obtain securities equivalent in kind and amount to those sold, i.e., short sales against the box.) (the Portfolios (Funds) currently do not engage in short selling);

   (v) invest for the purpose of exercising control or management of another company;

   (vi) purchase securities issued by any investment company except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation; provided, however, that securities of any investment company will not be purchased for the Portfolio (Fund) if such purchase at the time thereof would cause: (a) more than 10% of the Portfolio's (Fund's) total assets (taken at the greater of cost or market value) to be invested in the securities of such issuers; (b) more than 5% of the Portfolio's (Fund's) total assets (taken at the greater of cost or market value) to be invested in any one investment company; or (c) more than 3% of the outstanding voting securities of any such issuer to be held for the Portfolio (Fund), unless permitted to exceed these limitations by an exemptive order of the SEC; provided further that, except in the case of a merger or consolidation, the Portfolio (Fund) shall not purchase any securities of any open-end investment company unless (1) the Portfolio's investment Advisor waives the investment advisory fee with respect to assets invested in other open-end investment companies and
         (2) the Portfolio incurs no sales charge in connection with the investment;

   (vii) invest more than 15% of the Portfolio's (Fund's) net assets (taken at the greater of cost or market value) in securities that are illiquid or not readily marketable (excluding Rule 144A securities deemed by the Board of Trustees of the Portfolio (Trust) to be liquid).

   (viii) write puts and calls on securities unless each of the following conditions are met: (a) the security underlying the put or call is within the investment policies of the Portfolio (Fund) and the option is issued by the OCC, except for put and call options issued by non-US entities or listed on non-US securities or commodities exchanges; (b) the aggregate value of the obligations underlying the puts determined as of the date the options are sold shall not exceed 5% of the Portfolio's (Fund's) net assets; (c) the securities subject to the exercise of the call written by the Portfolio (Fund) must be owned by the Portfolio (Fund) at the time the call is sold and must continue to be owned by the Portfolio (Fund) until the call has been exercised, has lapsed, or the Portfolio (Fund) has purchased a closing call, and such purchase has been confirmed, thereby extinguishing the Portfolio's (Fund's) obligation to deliver securities pursuant to the call it has sold; and (d) at the time a put is written, the Portfolio
          (Fund) establishes a segregated account with its custodian consisting of cash or liquid securities equal in value to the amount the Portfolio (Fund) will be obligated to pay upon exercise of the put (this account must be maintained until the put is exercised, has expired, or the Portfolio (Fund) has purchased a closing put, which is a put of the same series as the one previously written);

   (ix) buy and sell puts and calls on securities, stock index futures or options on stock index futures, or financial futures or options on financial futures unless such options are written by other persons and: (a) the options or futures are offered through the facilities of a national securities association or are listed on a national securities or commodities exchange, except for put and call options issued by non-US entities or listed on non-US securities or commodities exchanges; (b) the aggregate premiums paid on all such options which are held at any time do not exceed 20% of the Portfolio's (Fund's) total net assets; and (c) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of the Portfolio's (Fund's) total assets.

   There will be no violation of any investment restriction (except with respect to fundamental investment restriction (1) above) if that restriction is complied with at the time the relevant action is taken, notwithstanding a later change in the market value of an investment, in net or total assets or in the change of securities rating of the investment, or any other later change.

                Portfolio Transactions and Brokerage Commissions

The Advisor is responsible for decisions to buy and sell securities, futures contracts and options on such securities and futures for each Portfolio, the selection of brokers, dealers and futures commission merchants to effect transactions and the negotiation of brokerage commissions, if any. Broker-dealers may receive brokerage commissions on portfolio transactions, including options, futures and options on futures transactions and the purchase and sale of underlying securities upon the exercise of options. Orders may be directed to any broker-dealer or futures commission merchant, including to the extent and in the manner permitted by applicable law, DeAM, Inc.or its subsidiaries or affiliates. Purchases and sales of certain portfolio securities on behalf of a Portfolio are frequently placed by the Advisor with the issuer or a primary or secondary market-maker for these securities on a net basis, without any brokerage commission being paid by the Portfolio. Trading does, however, involve transaction costs. Transactions with dealers serving as market-makers reflect the spread between the bid and asked prices. Transaction costs may also include fees paid to third parties for information as to potential purchasers or sellers of securities. Purchases of underwritten issues may be made which will include an underwriting fee paid to the underwriter.

The Advisor seeks to evaluate the overall reasonableness of the brokerage commissions paid (to the extent applicable) in placing orders for the purchase and sale of securities for a Portfolio taking into account such factors as price, commission (negotiable in the case of national securities exchange transactions), if any, size of order, difficulty of execution and skill required of the executing broker-dealer through familiarity with commissions charged on comparable transactions, as well as by comparing commissions paid by the Portfolio to reported commissions paid by others. The Advisor reviews on a routine basis commission rates, execution and settlement services performed, making internal and external comparisons.

The Advisor is authorized, consistent with Section 28(e) of the Securities Exchange Act of 1934, when placing portfolio transactions for a Portfolio with a broker to pay a brokerage commission (to the extent applicable) in excess of that which another broker might have charged for effecting the same transaction on account of the receipt of research, market or statistical information. The term "research, market or statistical information" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts.

Consistent with the policy stated above, the Conduct Rules of the National Association of Securities Dealers, Inc. and such other policies as the Trustees of the Portfolio may determine, the Advisor may consider sales of shares of the Trust and of other investment company clients of the Advisor as a factor in the selection of broker-dealers to execute portfolio transactions. The Advisor will make such allocations if commissions are comparable to those charged by nonaffiliated, qualified broker-dealers for similar services.


Higher commissions may be paid to firms that provide research services to the extent permitted by law. The Advisor may use this research information in managing the Portfolio's assets, as well as the assets of other clients.

Except for implementing the policies stated above, there is no intention to place portfolio transactions with particular brokers or dealers or groups thereof. In effecting transactions in over-the-counter securities, orders are placed with the principal market-makers for the security being traded unless, after exercising care, it appears that more favorable results are available otherwise.

Although certain research, market and statistical information from brokers and dealers can be useful to a Portfolio and to the Advisor, it is the opinion of the management of the Portfolios that such information is only supplementary to the Advisor's own research effort, since the information must still be analyzed, weighed and reviewed by the Advisor's staff. Such information may be useful to the Advisor in providing services to clients other than the Portfolios, and not all such information is used by the Advisor in connection with the Portfolios. Conversely, such information provided to the Advisor by brokers and dealers through whom other clients of the Advisor effect securities transactions may be useful to the Advisor in providing services to the Portfolios.

In certain instances there may be securities which are suitable for a Portfolio as well as for one or more of the Advisor's other clients. Investment decisions for a Portfolio and for the Advisor's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment Advisor, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as a Portfolio is concerned. However, it is believed that the ability of a Portfolio to participate in volume transactions will produce better executions for the Portfolio.


For the fiscal years ended September 30, 2001, 2000 and 1999, Capital Appreciation Portfolio paid brokerage commissions in the amount of $1,629,680, $186,878, $84,395, respectively.

Prior to the merger into the Mid Cap Fund Institutional Class, the Equity Appreciation - Institutional Class paid brokerage commissions in the following amounts of $524,040 and $533,158 for the period ended August 31, 2000 and the fiscal years ended September 30, 1999, respectively.

For the fiscal years ended September 30, 2001, 2000 and 1999, the Small Cap Portfolio paid brokerage commissions in the amount of $749,529, $369,961 and $294,222, respectively.



                             PERFORMANCE INFORMATION

                        Standard Performance Information

From time to time, quotations of a Fund's performance may be included in advertisements, sales literature or shareholder reports. For mutual funds performance is commonly measured as total return. Each Fund's performance is affected by its expenses. These performance figures are calculated in the following manner:

        Total return: Total return is the change in value of an investment in the Fund over a given period, assuming reinvestment of any dividends and capital gains. A cumulative total return reflects actual performance over a stated period of time. An average annual total return is a hypothetical rate of return that, if achieved annually, would have produced the same cumulative total return if performance had been constant over the entire period. Average annual total return calculations smooth out variations in performance; they are not the same as actual year-by-year results. Average annual total returns covering periods of less than one year assume that performance will remain constant for the rest of the year. A Fund's average annual total return is calculated for certain periods by determining the average annual compounded rates of return over those periods that would cause an investment of $1,000 (made at the maximum public offering price with all distributions reinvested) to reach the value of that investment at the end of the periods. A Fund may also calculate total return figures which represent aggregate performance over a period or year-by-year performance.


---------------------------------------------------------------------------------------------------------------------------
                               Average Annual Total   Average Annual Total   Annual Total Return    Cumulative Total Return
                               Return for the One     Return for the Five    from Commencement of   from Commencement of
                               Year Period ended      Year Period ended      Operations through     Operations through
                               September 30, 2001     September 30, 2001     September 30, 2001     September 30, 2001
---------------------------------------------------------------------------------------------------------------------------
Mid Cap Fund--
Investment Class (1)                    -37.26%                   7.56%                  12.41%                 172.18%
---------------------------------------------------------------------------------------------------------------------------
Mid Cap Fund--
Institutional Class (2)                 -37.15%                   7.85%                  11.14%                 132.04%
---------------------------------------------------------------------------------------------------------------------------
Small Cap Fund--
Investment Class (3)                    -21.77%                 6.50%                    15.79%                 220.45%
---------------------------------------------------------------------------------------------------------------------------

(1) Fund commenced operations on March 9, 1993.
(2) Fund commenced operations on October 12, 1993. At the close of business on 8/31/00, shares of Equity Appreciation - Institutional Class converted to Institutional Class shares of the Mid Cap Fund.
(3) Fund commenced operations on October 21, 1993.



Performance Results: Total returns are based on past results and are not an indication of future performance. Any total return quotation provided for a Fund should not be considered as representative of the performance of the Fund in the future since the net asset value and public offering price of shares of the Fund will vary based not only on the type, quality and maturities of the securities held in the corresponding Portfolio, but also on changes in the current value of such securities and on changes in the expenses of the Fund and the corresponding Portfolio. These factors and possible differences in the methods used to calculate total return should be considered when comparing the total return of a Fund to total returns published for other investment companies or other investment vehicles. Total return reflects the performance of both principal and income.

                         Comparison of Fund Performance

Comparison of the quoted nonstandardized performance of various investments is valid only if performance is calculated in the same manner. Since there are different methods of calculating performance, investors should consider the effect of the methods used to calculate performance when comparing performance of a Fund with performance quoted with respect to other investment companies or types of investments.

In connection with communicating its performance to current or prospective shareholders, a Fund also may compare these figures to the performance of other mutual funds tracked by mutual fund rating services or to unmanaged indices which may assume reinvestment of dividends but generally do not reflect deductions for administrative and management costs. A Fund's performance may be compared to the performance of various indices and investments for which reliable data is available. The Fund's performance may also be compared to averages, performance rankings, or other information prepared by recognized mutual fund statistical services. Evaluations of a Fund's performance made by independent sources may also be used in advertisements concerning the Fund. Sources for a Fund's performance information could include the following: Asian Wall Street Journal, Barron's, Business Week, Changing Times, The Kiplinger Magazine, Consumer Digest, Financial Times, Financial World, Forbes, Fortune, Global Investor, Investor's Daily, Lipper Analytical Services, Inc.'s Mutual Fund Performance Analysis, Money, Morningstar Inc., New York Times, Personal Investing News, Personal Investor, Success, US News and World Report, ValueLine, Wall Street Journal, Weisenberger Investment Companies Services, Working Women and Worth.

                         Economic and Market Information

Advertising and sales literature of a Fund may include discussions of economic, financial and political developments and their effect on the securities market. Such discussions may take the form of commentary on these developments by Fund portfolio managers and their views and analysis on how such developments could affect the Funds. In addition, advertising and sales literature may quote statistics and give general information about the mutual fund industry, including the growth of the industry, from sources such as the Investment Company Institute ('ICI').


           VALUATION OF SECURITIES; REDEMPTIONS AND PURCHASES IN-KIND

The net asset value ('NAV') per share is calculated once on each day the New York Stock Exchange ('NYSE') is open ('Valuation Day') as of the close of regular trading on the NYSE, which is currently 4:00 p.m., Eastern time or in the event that the NYSE closes early, at the time of such early closing (the

'Valuation Time'). The NAV per share is computed by dividing the value of the Fund's assets (i.e., the value of its investment in the Portfolio and other assets), less all liabilities attributable to the shares, by the total number of shares outstanding as of the Valuation Time. The Portfolio's securities and other assets are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Portfolio's Board of Trustees believes accurately reflects fair value.

Equity and debt securities (other than short-term debt obligations maturing in 60 days or less), including listed securities and securities for which price quotations are available, will normally be valued on the basis of market valuations furnished by a pricing service. Such market valuations may represent the last quoted price on the securities major trading exchange or may be determined through use of matrix pricing. In matrix pricing, pricing services may use various pricing models, involving comparable securities, historic relative price movements, economic factors and dealer quotations. Over-the-counter securities will normally be valued at the bid price. Short-term debt obligations and money market securities maturing in 60 days or less are valued at amortized cost, which approximates market.


When valuing securities for which market quotations are not readily available or for which the market quotations that are available are considered unreliable, the Fund determines a fair value in good faith under procedures established by and under the general supervision of the Board of trustees. The Fund may use these porcedures to establish the fair value of securities when, for example, a significant event occurs between the time the market closes and the time the Fund may value the securities at their last reported price or at some other value. It is generally agreed that securities for which market quotations are not readily available should not be valued at the same value as that carried by an equivalent security which is readily marketable.


The problems inherent in making a good faith determination of value are recognized in the codification effected by SEC Financial Reporting Release No. 1 ('FRR 1' (formerly Accounting Series Release No. 113)) which concludes that there is "no automatic formula" for calculating the value of restricted securities. It recommends that the best method simply is to consider all relevant factors before making any calculation. According to FRR 1 such factors would include consideration of the:

           type of security involved, financial statements, cost at date of purchase, size of holding, discount from market value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

           To the extent that a Portfolio purchases securities which are restricted as to resale or for which current market quotations are not readily available, the Advisor of the Portfolio will value such securities based upon all relevant factors as outlined in FRR 1.

                               Purchase of Shares

The Trust accepts purchase orders for shares of each Fund at the NAV per share next determined after the order is received on each Valuation Day. Shares may be available through financial intermediaries, such as broker-dealers and investment Advisors (including Service Agents).

Purchase orders for shares (including those purchased through a Service Agent) that are transmitted to the Trust's Transfer Agent (the 'Transfer Agent'), prior to the Valuation Time on any Valuation Day will be effective at that day's Valuation Time. The Trust and Transfer Agent reserve the right to reject any purchase order. Shares must be purchased in accordance with procedures established by the Transfer Agent and each Service Agent. It is the responsibility of each Service Agent to transmit to the Transfer Agent purchase and redemption orders and to transmit to DeAM, Inc.as the Trust's custodian (the 'Custodian') purchase payments by the following business day (trade date + 1) after an order for shares is placed. A shareholder must settle with the Service Agent for his or her entitlement to an effective purchase or redemption order as of a particular time. Because Bankers Trust is the Custodian and its affiliate, Investment Company Capital Corporation, is the Transfer Agent of the Trust, funds may be transferred directly from or to a customer's account held with Bankers Trust to settle transactions with the Fund without incurring the additional costs or delays associated with the wiring of federal funds.

The Trust and the Advisor have authorized one or more Service Agents to accept on the Trust's behalf purchase and redemption orders. Such Service Agents are authorized to designate other intermediaries to accept purchase and redemption orders on the Trust's behalf. The Transfer Agent will be deemed to have received a purchase or redemption order when an authorized Service Agent or, if applicable, a Service Agent's authorized designee, accepts the order. Customer orders will be priced at the Fund's NAV next computed after they are accepted by an authorized Service Agent or the Service Agent's authorized designee.

Certificates for shares will not be issued. Each shareholder's account will be maintained by a Service Agent or the Transfer Agent.

If orders are placed through a Service Agent, it is the responsibility of the Service Agent to transmit the order to buy shares to the Transfer Agent before 4:00 p.m. Eastern time.

The Transfer Agent must receive payment within one business day after an order for shares is placed; otherwise, the purchase order may be canceled and the investor could be held liable for resulting fees and/or losses.

                              Redemption of Shares

You can arrange to take money out of your fund account at any time by selling (redeeming) some or all of your shares. Your shares shall be sold at the next NAV calculated after an order is received by the Transfer Agent. Redemption requests should be transmitted by customers in accordance with procedures established by the Transfer Agent and the shareholder's Service Agent. Redemption requests for shares received by the Service Agent and transmitted to the Transfer Agent prior to the Valuation Time on each Valuation Day will be effective at that day's Valuation Time and the redemption proceeds normally will be delivered to the shareholder's account the next day, but in any event within seven calendar days following receipt of the request.

Service Agents may allow redemptions or exchanges by telephone and may disclaim liability for following instructions communicated by telephone that the Service Agent reasonably believes to be genuine. The Service Agent must provide the investor with an opportunity to choose whether or not to utilize the telephone redemption or exchange privilege. The Transfer Agent and the Service Agent must employ reasonable procedures to confirm that instructions communicated by telephone are genuine. If the Service Agent does not do so, it may be liable for any losses due to unauthorized or fraudulent instructions. Such procedures may include, among others, requiring some form of personal identification prior to acting upon instructions received by telephone, providing written confirmation of such transactions and/or tape recording of telephone instructions.

Certain requests must include a signature guarantee to protect you and DeAM, Inc.from fraud. Redemption requests in writing must include a signature guarantee if any of the following situations apply:

   o   Your account registration has changed within the last 30 days,

   o The check is being mailed to a different address than the one on your account (record address),

   o   The check is being made payable to someone other than the account owner,

   o The redemption proceeds are being transferred to a Fund account with a different registration, or

   o You wish to have redemption proceeds wired to a non-predesignated bank account.

A signature guarantee is also required if you change the pre-designated bank information for receiving redemption proceeds on your account.

You should be able to obtain a signature guarantee from a bank, broker, dealer, credit union (if authorized under state law), securities exchange or association, clearing agency, or savings association. A notary public cannot provide a signature guarantee.

                        Redemptions and Purchases In-Kind

The Trust, on behalf of each Fund, and each Portfolio reserve the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or withdrawal by making payment in whole or in part in readily marketable securities chosen by the Trust, or the Portfolio, as the case may be, and valued as they are for purposes of computing the Fund's or the Portfolio's net asset value, as the case may be (a redemption in- kind). If payment is made to a Fund shareholder in securities, an investor, including the Fund, may incur transaction expenses in converting these securities into cash. The Trust, on behalf of each Fund, and each Portfolio have elected, however, to be governed by Rule 18f-1 under the 1940 Act as a result of which each Fund and each Portfolio are obligated to redeem shares or beneficial interests, as the case may be, with respect to any one investor during any 90-day period, solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Fund or the Portfolio, as the case may be, at the beginning of the period.

Each Portfolio has agreed to make a redemption in-kind to the corresponding Fund whenever the Fund wishes to make a redemption in-kind and therefore shareholders of the Fund that receive redemptions in-kind will receive portfolio securities of the corresponding Portfolio and in no case will they receive a security issued by the Portfolio. Each Portfolio has advised the Trust that the Portfolio will not redeem in-kind except in circumstances in which the Fund is permitted to redeem in-kind or unless requested by the Fund.

Each investor in a Portfolio, including the corresponding Fund, may add to or reduce its investment in the Portfolio on each day the Portfolio determines its net asset value. At the close of each such business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals which are to be effected as of the close of business on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of business on such day plus or minus the amount of net additions to or withdrawals from the investor's investment in the Portfolio effected as of the close of business on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of business on such day plus or minus the amount of net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as the close of business on the following business day.

Each Fund may, at its own option, accept securities in payment for shares. The securities delivered in payment for shares are valued by the method described under 'Valuation of Securities' as of the day the Fund receives the securities. This may be a taxable transaction to the shareholder. (Consult your tax Advisor for future tax guidance.) Securities may be accepted in payment for shares only if they are, in the judgment of the Advisor, appropriate investments for the Fund's corresponding Portfolio. In addition, securities accepted in payment for shares must: (i) meet the investment objective and policies of the acquiring Fund's corresponding Portfolio; (ii) be acquired by the applicable Fund for investment and not for resale (other than for resale to the Fund's corresponding Portfolio); (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of the market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over-the-counter market or by readily available market quotations from a dealer in such securities. Each Fund reserves the right to accept or reject at its own option any and all securities offered in payment for its shares.

Each Fund and Portfolio reserves the right to redeem all of its shares, if the Funds' and/or Portfolios' Board of Trustees vote to liquidate and terminate the Fund or Portfolio.


                   MANAGEMENT OF THE TRUST AND THE PORTFOLIOS

The Trust and each Portfolio are governed by a Board of Trustees which is responsible for protecting the interests of investors. A majority of the Trustees who are not 'interested persons' (as defined in the 1940 Act) of the Trust or the Portfolio, as the case may be, have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that some of the same individuals are Trustees of the Trust and the Portfolios, up to and including creating separate boards of trustees.

Each Board of Trustees is composed of persons experienced in financial matters who meet throughout the year to oversee the activities of the Funds or Portfolios they represent. In addition, the Trustees review contractual arrangements with companies that provide services to the Funds/Portfolios and review the Funds' performance.

The Trustees and officers of the Trust and Portfolios, their birthdate and their principal occupations during the past five years are set forth below. Their titles may have varied during that period.

                      Trustees of the Trust and Portfolios

CHARLES P. BIGGAR (birth date: October 13, 1930) -- Trustee of the Trusts and Portfolio; Trustee of the other investment companies in the Fund Complex(1); Retired; former Vice President, International Business Machines ("IBM") and President, National Services and the Field Engineering Divisions of IBM. His address is 12 Hitching Post Lane, Chappaqua, New York 10514.

S. LELAND DILL (birth date: March 28, 1930) -- Trustee of the Trusts and Portfolio; Trustee of each of the other investment companies in the Fund Complex; Retired; Director, Coutts (USA.) International; Trustee, Phoenix-Zweig Trust(2) and Phoenix-Euclid Market Neutral Fund(2); former Partner, KPMG Peat Marwick; Director, Vintners International Company Inc.; Director, Coutts Trust Holdings Ltd., Director, Coutts Group; General Partner, Pemco(2). His address is 5070 North Ocean Drive, Singer Island, Florida 33404.


- ----------------
(1) The "Fund Complex" consists of BT Investment Funds, BT Institutional Funds, BT Pyramid Mutual Funds, BT Advisor Funds, Cash Management Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio and BT Investment Portfolios.

(2) An investment company registered under the Investment Company Act of 1940, as amended (the 'Act').

MARTIN J. GRUBER (birth date: July 15, 1937) -- Trustee of the Trusts and Portfolio; Trustee of each of the other investment companies in the Fund Complex; Nomura Professor of Finance, Leonard N. Stern School of Business, New York University (since 1964); Trustee, TIAA(2); Trustee, SG Cowen Mutual Funds(2); Trustee, Japan Equity Fund(2); Trustee, Taiwan Equity Fund2. His address is 229 South Irving Street, Ridgewood, New Jersey 07450.

RICHARD HALE* (birth date: July 17, 1945) -- President and Chief Executive Officer and Trustee of the Trusts and Portfolio; Trustee of each of the other investment companies in the Fund Complex; Managing Director, Deutsche Asset Management; Director, Flag Investors Funds(2); Managing Director, Deutsche Banc Alex. Brown Incorporated; Director and President, Investment Company Capital Corp. His address is One South Street, Baltimore, Maryland 21202.

RICHARD J. HERRING (birth date: February 18, 1946) -- Trustee of the Trusts and Portfolio; Trustee of each of the other investment companies in the Fund Complex; Jacob Safra Professor of International Banking, Professor of Finance and Vice Dean, The Wharton School, University of Pennsylvania (since 1972). His address is 325 South Roberts Road, Bryn Mawr, Pennsylvania 19010.

BRUCE E. LANGTON (birth date: May 10, 1931) -- Trustee of the Trusts and Portfolio; Trustee of each of the other investment companies in the Fund Complex; Retired; Trustee, Allmerica Financial Mutual Funds (1992-present); Member, Pension and Thrift Plans and Investment Committee, Unilever US Corporation (1989 to present)(3); Director, TWA Pilots Directed Account Plan and 401(k) Plan (1988 to present)(2). His address is 99 Jordan Lane, Stamford, Connecticut 06903.

PHILIP SAUNDERS, JR. (birth date: October 11, 1935) -- Trustee of the Trusts and Portfolio; Trustee of each of the other investment companies in the Fund Complex; Principal, Philip Saunders Associates (Economic and Financial Analysis); former Director, Financial Industry Consulting, Wolf & Company; President, John Hancock Home Mortgage Corporation; Senior Vice President of Treasury and Financial Services, John Hancock Mutual Life Insurance Company, Inc. His address is 445 Glen Road, Weston, Massachusetts 02193.

HARRY VAN BENSCHOTEN (birth date: February 18, 1928) -- Trustee of the Trusts and Portfolio; Trustee of each of the other investment companies in the Fund Complex; Retired; Director, Canada Life Insurance Corporation of New York. His address is 6581 Ridgewood Drive, Naples, Florida 34108.


- --------------
(3) A publicly held company with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

 * 'Interested Person' within the meaning of Section 2(a)(19) of the Act. Mr. Hale is a Managing Director of Deutsche Asset Management, the US asset management unit of Deutsche Bank and its affiliates. Mr. Hale is also Executive Vice President of ICCD, the Fund's principal underwriter.

The Board has an Audit Committee that meets with the Trusts' and Portfolio's independent accountants to review the financial statements of the Trust, the adequacy of internal controls and the accounting procedures and policies of the Trust. Each member of the Board except Mr. Hale also is a member of the Audit Committee.

                      Officers of the Trusts and Portfolio

DANIEL O. HIRSCH (birth date: March 27, 1954) -- Vice President and Secretary of the Trusts and Portfolio since 1998; Director, Deutsche Asset Management since 1999; Director, Deutsche Banc Alex.Brown LLC since July 1998; Associate General Counsel, Office of the General Counsel, United States Securities and Exchange Commission, 1993 to 1998. His address is One South Street, Baltimore, Maryland 21202.

CHARLES A. RIZZO (birth date: August 5, 1958) Treasurer of the Trusts and Portfolio; Director and Department Head, Deutsche Asset Management since 1998; Senior Manager, PricewaterhouseCoopers LLP from 1993 to 1998. His address is One South Street, Baltimore, MD 21202.

Messrs. Hirsch and Rizzo also hold similar positions for other investment companies for which ICC Distributors, or an affiliate serves as the principal underwriter.



                         Trustee Compensation Table(4)

================================================================================
                                            Aggregate         Total
                       Aggregate            Compensation      Compensation
                       Compensation         from the          from
Trustee                from the Funds*      Portfolios**      Fund Complex***
- ------------------------------------------------------------------------------
--
Charles P. Biggar           $416               $416              $57,000
- ------------------------------------------------------------------------------
--
S. Leland Dill              $416               $416              $57,000
- ------------------------------------------------------------------------------
--
Martin J. Gruber            $416               $416              $57,000
- ------------------------------------------------------------------------------
--
Richard J. Herring          $416               $416              $57,000
- ------------------------------------------------------------------------------
--
Bruce E. Langton            $416               $416              $57,000
- ------------------------------------------------------------------------------
--
Philip Saunders, Jr.        $416               $416              $57,000
- ------------------------------------------------------------------------------
--
Harry Van Benschoten        $416               $416              $57,000
================================================================================

- ---------------
*The provided information is for the Mid Cap Fund and Small Cap Fund, for the year ended September 30, 2001.

**Information provided is for the Capital Appreciation Portfolio and the Small Cap Portfolio, for the year ended September 30, 2001.

***Aggregated information is furnished for the Fund Complex which consists of the following: BT Investment Funds, BT Institutional Funds, BT Pyramid Mutual Funds, BT Advisor Funds, BT Investment Portfolios, Cash Management Portfolio, Treasury Money Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, International Equity Portfolio, Intermediate Tax Free Portfolio, Asset Management Portfolio, Equity 500 Index Portfolio and Capital Appreciation Portfolio for the year ended December 31, 2001.

DeAM, Inc.reimbursed the Funds and Portfolios for a portion of their Trustees fees for the period above. See "Investment Advisor" and "Administrator" below.

As of December 31, 2001 the Trustees and Officers of the Trust and the Portfolios owned in the aggregate less than 1% of the shares of any Fund or the Trust (all series taken together).

As of December 31, 2001 the following shareholder of record owned 5% or more of the outstanding voting shares of the Small Cap Fund -- Investment Class: Bankers Trust Company as Trustee for Westinghouse Savannah River/Betchel, Savannah River Inc. Savings and Investment Plan, 34 Exchange Place MS 3064, Jersey City, NJ 07302-3885 (29.53%); Nat'l Financial Services Corp, For Excl Benefit for our Customers, Attn, Mutual Funds, PO Box 3908, Church Street Station, New York, NY 10008-3908 (7.9%).

As of December 31, 2001 the following shareholders of record owned 5% or more of the outstanding voting share of the Mid Cap Fund - Institutional Class (formerly the Equity Appreciation Fund): Northern Telecom Omnibus Account, C/O Bankers Trust Company, Attn: John Sawicki, Mailstop 3064, 34 Exchange Place 6th Floor, Jersey City, NJ 07302-3885 ( 66.65 %); Bankers Trust Company as Trustee for Westinghouse Savannah River/Bechtel Savannah River Inc. Savings Investment Plan, 34 Exchange Place, MS 3064, Jersey City, NJ 07302-3885 (20.52%); Bankers Trust Company as TTEE for Millennium Chemicals 401, Attn: Linda Castello, 200 International Cir St, Hunt Valley, MD 21030 (8.64%).


                                 Code of Ethics

The Board of Trustees of the Portfolio has adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Portfolio's Code of Ethics specifies that Access Persons of the Portfolio who are subject to Codes of Ethics adopted by their employers may comply with their employer's Code in lieu of the Portfolio's Code if such Code has been approved by the Board of Trustees. As a result, the Portfolio's Code permits Fund personnel to invest in securities for their own accounts, but requires compliance with the Code's pre-clearance requirements (with certain exceptions). In addition, the Portfolio's Code of Ethics provides for trading "blackout periods" that prohibit trading by personnel within periods of trading by the Portfolio in the same security, and other restrictions which are imposed by the Codes of Ethics of the Advisor and distributor. The Portfolio's Code of Ethics also prohibits short term trading profits and personal investment in initial public offerings. The Code requires prior approval with respect to purchases of securities in private placements.

The Portfolio's Advisor, has also adopted a Code of Ethics. The Code of Ethics allows personnel to invest in securities for their own accounts, but requires compliance with the Code's pre-clearance requirements and other restrictions including "blackout periods" and minimum holding periods, subject to limited exceptions. The Code prohibits purchases of securities in initial public offerings (the prohibition is limited to US public offerings) and requires prior approval for purchases of securities in private placements.

The Portfolio's principal underwriter, ICC Distributors, Inc. ('ICCD') is not required to adopt a Code of Ethics as it meets the exception provided by Rule 17j-1(c)(3) under the 1940 Act.


                               Investment Advisor

DeAM, Inc.is the Portfolio's investment Advisor. The Shareholders and the Trustees approved a proposal to change the advisor from Bankers Trust Company to Deutsche Asset Management, Inc. Under the new advisory agreement with DeAM, Inc., the service provided by DeAM, Inc. is the same as under the advisory agreement with Bankers Trust. There will be no change in portfolio managers, fund operations or management oversight of the funds as a result of the change in the advisor. As of April 30, 2001, DeAM, Inc. is the investment advisor.

DeAM, Inc.is a wholly owned subsidiary of Deutsche Bank. Deutsche Bank is a banking company with limited liability organized under the laws of the Federal Republic of Germany. Deutsche Bank is the parent company of a group consisting of banks, capital markets companies, fund management companies, mortgage banks, a property finance company, installments financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies.

DeAM, Inc., may have deposit, loan and other commercial banking relationships with the issuers of obligations which may be purchased on behalf of the Portfolio, including outstanding loans to such issuers which could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. DeAM, Inc.has informed the Portfolio that, in making its investment decisions, it does not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for the Portfolio, DeAM, Inc.will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Portfolio is a customer of DeAM, Inc, its parent or its subsidiaries or affiliates. Also, in dealing with its customers, DeAM, Inc, its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by any fund managed by DeAM, Inc.or any such affiliate.

For the fiscal years ended September 30, 2001, 2000, and 1999, the advisor accrued $2,216,885, $492,407 and $158,218, respectively, in compensation for investment advisory services provided to Capital Appreciation Portfolio. During the same periods, the advisor reimbursed $520,549, $75,800, and $101,826, respectively, to the Portfolio to cover expenses.

For the fiscal years ended September 30, 1999, 1998, and 1997, the advisor accrued $981,463 $1,059,224 and $971,676, respectively, in compensation for investment advisory services provided to the Mid Cap Fund--Institutional Class (formerly Equity Appreciation--Institutional Class). During the same periods, the advisor reimbursed $169,645, $179,683 and $172,098, respectively to the Fund to cover expenses.

For the fiscal years ended September 30, 2001, 2000 and 1999, the advisor accrued $1,175,414, $1,774,366 and $1,290,625, respectively, in compensation for investment advisory services provided to Small Cap Portfolio. During the same periods, the advisor reimbursed $453,459, $455,044 and $309,133, respectively, to the Portfolio to cover expenses.


                                  Administrator

Under its Administration and Services Agreement with the Trust, the Advisor calculates the net asset value of the Funds and generally assists the Board of Trustees of the Trust in all aspects of the administration and operation of the Trust. The Administration and Services Agreement provides for the Trust to pay the Advisor a fee, accrued daily and paid monthly, equal on an annual basis to 0.65% of the average daily net assets of each Fund for its then-current fiscal year.

Under an Administration and Services Agreement with the Portfolio, the Advisor calculates the value of the assets of the Portfolio and generally assists the Board of Trustees of the Portfolio in all aspects of the administration and operation of the Portfolio. The Administration and Services Agreement provides for the Portfolio to pay the Advisor a fee, computed daily and paid monthly, equal on an annual basis to 0.10% of each Portfolio's average daily net assets for its then-current fiscal year. Under the Administration and Services Agreement, the Advisor may delegate one or more of its responsibilities to others, including affiliates of ICC Distributors, at the Advisor's expense.

Under the administration and services agreements, the Advisor is obligated on a continuous basis to provide such administrative services as the Board of Trustees of the Trust and each Portfolio reasonably deem necessary for the proper administration of the Trust or a Portfolio. The Advisor will generally assist in all aspects of the Funds' and Portfolios' operations; supply and maintain office facilities (which may be in Bankers Trust's own offices), statistical and research data, data processing services, clerical, accounting, bookkeeping and recordkeeping services (including without limitation the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by other agents), executive and administrative services, and stationery and office supplies; prepare reports to shareholders or investors; prepare and file tax returns; supply financial information and supporting data for reports to and filings with the SEC and various state Blue Sky authorities; supply supporting documentation for meetings of the Board of Trustees; provide monitoring reports and assistance regarding compliance with Declarations of Trust, by-laws, investment objectives and policies and with Federal and state securities laws; arrange for appropriate insurance coverage; calculate net asset values, net income and realized capital gains or losses; and negotiate arrangements with, and supervise and coordinate the activities of, agents and others to supply services.

For the fiscal years ended September 30, 2001, 2000 and 1999, the advisor accrued $1,527,506, $482,786 and $162,423, respectively, in compensation for administrative and other services provided to the Mid Cap Fund. During the same periods, the advisor reimbursed $117,302, $182,500 and $79,572, respectively, to cover expenses. For the same periods, the advisor received $348,234, $75,755 and $24,963, respectively, in compensation for administrative and other services provided to Capital Appreciation Portfolio.

For the fiscal years ended September 30, 1999, 1998, and 1997, the advisor accrued $768,495, $814,788 and $747,443, respectively, in compensation for administrative and other services provided to the Mid Cap Fund--Institutional Class (formerly Equity Appreciation--Institutional Class). During the same periods, the advisor reimbursed $132,860, $143,139 and $132,393, respectively, to cover expenses.

For the fiscal years ended September 30, 2001, 2000, and 1999, the advisor accrued $1,803,294, $1,774,770 and $1,327,846, respectively, in compensation for administrative and other services provided to the Small Cap Fund. During the same periods, the advisor reimbursed $453,459, $84,030 and $105,550, respectively, to cover expenses. For the same periods, the advisor received $281,662, $272,979 and $204,425, respectively, in compensation for administrative and other services provided to Small Cap Portfolio.


                          Custodian and Transfer Agent

Bankers Trust, 130 Liberty Street, New York, New York 10006, serves as Custodian for the Trust and the Portfolio pursuant to an administration and services agreement. As Custodian, it holds the Fund's and Portfolio's assets. Bankers Trust will comply with the self-custodian provisions of Rule 17f-2 under the 1940 Act.

Investment Company Capital Corp. ('ICCC'), One South Street, Baltimore, Maryland, 21202, serves as transfer agent of the Trust and of the Portfolio pursuant to a transfer agency agreement. Under its transfer agency agreement with the Trust, ICCC maintains the shareholder account records for the Fund, handles certain communications between shareholders and the Trust and causes to be distributed any dividends and distributions payable by the Trust. ICCC may be reimbursed by the Fund or the Portfolio for its out-of-pocket expenses.

                                   Distributor

ICC Distributors is the principal distributor for shares of the Fund. ICC Distributors is a registered broker-dealer and is unaffiliated with Bankers Trust. The principal business address of ICC Distributors is Two Portland Square, Portland, Maine 04101.

                                  Service Agent

The Advisor acts as a Service Agent pursuant to its Administration and Services Agreement with the Trust and receives no additional compensation from the Fund for such shareholder services. The service fees of any other Service Agents, including broker-dealers, will be paid by the Advisor from its fees. The services provided by a Service Agent may include establishing and maintaining shareholder accounts, processing purchase and redemption transactions, arranging for bank wires, performing shareholder sub-accounting, answering client inquiries regarding the Trust, assisting clients in changing dividend options, account designations and addresses, providing periodic statements showing the client's account balance, transmitting proxy statements, periodic reports, updated prospectuses and other communications to shareholders and, with respect to meetings of shareholders, collecting, tabulating and forwarding to the Trust executed proxies and obtaining such other information and performing such other services as the Administrator or the Service Agent's clients may reasonably request and agree upon with the Service Agent. Service Agents may separately charge their clients additional fees only to cover provision of additional or more comprehensive services not already provided under the Administration and Services Agreement with the Advisor, or of the type or scope not generally offered by a mutual fund, such as cash management services or enhanced retirement or trust reporting. In addition, investors may be charged a transaction fee if they effect transactions in Fund shares through a Service Agent. Each Service Agent has agreed to transmit to shareholders, who are its customers, appropriate disclosures of any fees that it may charge them directly.

                       Counsel and Independent Accountants

Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, serves as Counsel to the Trust and each Portfolio. PricewaterhouseCoopers LLP, 250 West Pratt Street, Baltimore, MD 21201 acts as Independent Accountants of the Trust and each Portfolio.

                            ORGANIZATION OF THE TRUST

The Trust was organized on July 21, 1986 under the laws of the Commonwealth of Massachusetts. Each Fund is a mutual fund: an investment that pools shareholders' money and invests it toward a specified goal. BT Investment Portfolios is a New York master trust fund. The Capital Appreciation Portfolio is a New York trust. The Trust offers shares of beneficial interest of separate series, par value $0.001 per share. The Trust currently consists of 15 separate series, including the Funds, and BT Investment Portfolios currently consist of 14 separate subtrusts, including the Portfolios. The shares of the other series of the Trust are offered through separate prospectuses and SAIs. No series of shares has any preference over any other series. The Trust and BT Investment Portfolios reserve the right to add additional series in the future. The Trust also reserves the right to issue more than one class of shares of each Fund.

The Trust is an entity commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of such a business trust may, under certain circumstances, be held personally liable as partners for its obligations. However, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations.

When matters are submitted for shareholder vote, shareholders of each Fund will have one vote for each full share held and proportionate, fractional votes for fractional shares held. A separate vote of each Fund is required on any matter affecting the Fund on which shareholders are entitled to vote. Shareholders of each Fund are not entitled to vote on trust matters that do not affect the Fund. All series of the Trust will vote together on certain matters, such as electing trustees. There normally will be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of Trustees holding office have been elected by shareholders, at which time the Trustees then in office, will call a shareholders' meeting for the election of Trustees. Any Trustee may be removed from office upon the vote of shareholders holding at least two-thirds of the Trust's outstanding shares at a meeting called for that purpose. The Trustees are required to call such a meeting upon the written request of shareholders holding at least 10% of the Trust's outstanding shares. The Trust will also assist shareholders in communicating with one another as provided for in the 1940 Act.

The Declaration of Trust of BT Investment Portfolios provide that each Fund and other entities investing in the Portfolio (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of the Fund incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Accordingly, the Trustees of the Trust believe that neither the Fund nor its shareholders will be adversely affected by reason of the Fund's investing in the corresponding Portfolio.

Each series in the Trust will not be involved in any vote involving a Portfolio in which it does not invest its Assets. Shareholders of all of the series of the Trust will, however, vote together to elect Trustees of the Trust and for certain other matters. Under certain circumstances, the shareholders of one or more series could control the outcome of these votes.

Shares of the Trust do not have cumulative voting rights, which means that holders of more than 50% of the shares voting for the election of Trustees can elect all Trustees. Shares are transferable but have no preemptive, conversion or subscription rights.

Shareholders generally vote by Fund, except with respect to the election of Trustees.

Massachusetts law provides that shareholders could under certain circumstances be held personally liable for the obligations of the Trust. However, the Trust's Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of this disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or a Trustee. The Declaration of Trust provides for indemnification from the Trust's property for all losses and expenses of any shareholder held personally liable for the obligations of the Trust. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations, a possibility that the Trust believes is remote. Upon payment of any liability incurred by the Trust, the shareholder paying the liability will be entitled to reimbursement from the general assets of the Trust. The Trustees intend to conduct the operations of the Trust in a manner so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the Trust.

The Trust was organized under the name BT Tax-Free Investment Trust and assumed its current name of BT Investment Funds on May 16, 1988.

Except as described below, whenever the Trust is requested to vote on a fundamental policy of the Portfolio, the Trust will hold a meeting of the Fund's shareholders and will cast its vote as instructed by the Fund's shareholders. Fund shareholders who do not vote will not affect the Trust's votes at the Portfolio meeting. The percentage of the Trust's votes representing Fund shareholders not voting will be voted by the Trustees of the Trust in the same proportion as the Fund shareholders who do, in fact, vote.

Except as described below, whenever the Fund is requested to vote on matters pertaining to the Portfolio, the Fund will hold a meeting of its shareholders and will cast its votes proportionately as instructed by Fund shareholders. However, subject to applicable statutory and regulatory requirements, the Fund would not request a vote of its shareholders with respect to (a) any proposal relating to the Portfolio, which proposal, if made with respect to the Fund, would not require the vote of the shareholders of the Fund, or (b) any proposal with respect to the Portfolio that is identical in all material respects to a proposal that has previously been approved by shareholders of the Fund. Any proposal submitted to holders in the Portfolio, and that is not required to be voted on by shareholders of the Fund, would nonetheless be voted on by the Trustees of the Trust.


                                    TAXATION

                           Dividends and Distributions

Each Fund distributes substantially all of its net income and capital gains to shareholders each year. Each Fund distributes capital gains annually. Unless a shareholder instructs the Trust to pay such dividends and distributions in cash, they will be automatically reinvested in additional shares of the Fund.

The Trust intends to qualify annually and to elect each Fund to be treated as a regulated investment company under Subchapter M of the Code. Provided each Fund meets the requirements imposed by the Code and distributes all of its income and gains, a Fund will not pay any federal income or excise taxes.

Distributions from each Fund's income and short-term capital gains are taxed as dividends, and long-term capital gain distributions are taxed as long-term capital gains. Each Fund's capital gain distributions are taxable when they are paid, whether you take them in cash or reinvest them in additional shares.

Distributions declared to shareholders of record in October, November or December and paid in January are taxable on December 31. Each Fund will send each shareholder a tax statement by January 31 showing the tax status of the distributions received during the past year.

On the ex-date for a distribution from capital gains, each Fund's share value is reduced by the amount of the distribution. If you buy shares just before the ex-date ("buying a dividend"), you will pay the full price for the shares and then receive a portion of the price back as a taxable distribution.

                              Taxation of the Funds

As a regulated investment company, each Fund will not be subject to US Federal income tax on its investment company taxable income and net capital gains (the excess of net long-term capital gains over net short-term capital losses), if any, that it distributes to shareholders. The Funds intend to distribute to their shareholders, at least annually, substantially all of their investment company taxable income and net capital gains, and therefore do not anticipate incurring Federal income tax liability.

If for any taxable year a Fund does not qualify for the special federal income tax treatment afforded regulated investment companies, all of its taxable income will be subject to federal income tax at regular corporate rates (without any deduction for distributions to its shareholders). In such event, dividend distributions would be taxable to shareholders to the extent of current accumulated earnings and profits, and would be eligible for the dividends received deduction for corporations in the case of corporate shareholders.

A Fund's investment in Section 1256 contracts, such as regulated futures contracts, most forward currency forward contracts traded in the interbank market and options on most stock indices, are subject to special tax rules. All section 1256 contracts held by a Fund at the end of its taxable year are required to be marked to their market value, and any unrealized gain or loss on those positions will be included in the Fund's income as if each position had been sold for its fair market value at the end of the taxable year. The resulting gain or loss will be combined with any gain or loss realized by the Fund from positions in section 1256 contracts closed during the taxable year. Provided such positions were held as capital assets and were not part of a "hedging transaction" nor part of a "straddle," 60% of the resulting net gain or loss will be treated as long-term capital gain or loss, and 40% of such net gain or loss will be treated as short-term capital gain or loss, regardless of the period of time the positions were actually held by the Fund. Each Fund shareholder will receive, if appropriate, various written notices after the close of the Fund's prior taxable year as to the Federal income status of his dividends and distributions which were received from the Fund during the Fund's prior taxable year. Shareholders should consult their tax Advisors as to any state and local taxes that may apply to these dividends and distributions.

                               Foreign Securities

Income from investments in foreign stocks or securities may be subject to foreign taxes. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Portfolio's assets to be invested in various countries will vary.

If the Portfolio is liable for foreign taxes, and if more than 50% of the value of the Portfolio's total assets at the close of its taxable year consists of stocks or securities of foreign corporations (including foreign governments), the corresponding Fund may make an election pursuant to which certain foreign taxes paid by the Portfolio would be treated as having been paid directly by shareholders of the corresponding Fund. Pursuant to such election, the amount of foreign taxes paid will be included in the income of the corresponding Fund's shareholders, and such Fund shareholders (except tax-exempt shareholders) may, subject to certain limitations, claim either a credit or deduction for the taxes. Each such Fund shareholder will be notified after the close of the Portfolio's taxable year whether the foreign taxes paid will "pass through" for that year and, if so, such notification will designate (a) the shareholder's portion of the foreign taxes paid to each such country and (b) the amount which represents income derived from sources within each such country.

The amount of foreign taxes for which a shareholder may claim a credit in any year will generally be subject to a separate limitation for 'passive income,' which includes, among other items of income, dividends, interest and certain foreign currency gains. Because capital gains realized by the Portfolio on the sale of foreign securities will be treated as US source income, the available credit of foreign taxes paid with respect to such gains may be restricted by this limitation.

                           Taxation of the Portfolios

The Portfolios are not subject to Federal income taxation. Instead, the Fund and other investors investing in a Portfolio must take into account, in computing their Federal income tax liability, their share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether they have received any cash distributions from the Portfolio.

Distributions received by a Fund from the corresponding Portfolio generally will not result in the Fund recognizing any gain or loss for Federal income tax purposes, except that: (1) gain will be recognized to the extent that any cash distributed exceeds the Fund's basis in its interest in the Portfolio prior to the distribution; (2) income or gain may be realized if the distribution is made in liquidation of the Fund's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio; and
(3) loss may be recognized if the distribution is made in liquidation of the Fund's entire interest in the Portfolio and consists solely of cash and/or unrealized receivables. A Fund's basis in its interest in the corresponding Portfolio generally will equal the amount of cash and the basis of any property which the Fund invests in the Portfolio, increased by the Fund's share of income from the Portfolio, and decreased by the amount of any cash distributions and the basis of any property distributed from the Portfolio.


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

                                 Sale of Shares

Any gain or loss realized by a shareholder upon the sale or other disposition of shares of the Fund, or upon receipt of a distribution in complete liquidation of the Fund, generally will be a capital gain or loss which will be long-term or short-term, generally depending upon the shareholder's holding period for the shares. Any loss realized on a sale or exchange will be disallowed to the extent the shares disposed of are replaced (including shares acquired pursuant to a dividend reinvestment plan) within a period of 61 days beginning 30 days before and ending 30 days after disposition of the shares. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of Fund shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of net capital gains received by the shareholder with respect to such shares.

Because the tax treatment also depends on your purchase price and your personal tax position, you should keep your regular account statements to use in determining your tax.

                            Foreign Withholding Taxes

Income received by a Portfolio from sources within foreign countries may be subject to withholding and other taxes imposed by such countries.

                               Backup Withholding

The Fund may be required to withhold US Federal income tax at the rate of 31% of all taxable distributions payable to shareholders who fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Corporate shareholders and certain other shareholders specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder's US Federal income tax liability.

                              Foreign Shareholders

A foreign shareholder is a shareholder that, for U.S. federal income tax purposes, is not a U.S. citizen or resident or a U.S. corporation, partnership, estate or trust. Dividends (other than capital gains dividends and exempt-interest dividends) distributed to a foreign shareholder whose ownership of Fund shares is not "effectively connected" with a U.S. trade or business carried on by such foreign shareholder generally will be subject to a U.S. federal withholding tax of 30% unless such rate is reduced by an applicable tax treaty. However, if a foreign shareholder's ownership of Fund shares is "effectively connected" with a U.S. trade or business carried on by such foreign shareholder, then none of the dividends distributed to that shareholder will be subject to such withholding and all of such dividends (other than exempt-interest dividends) will instead be subject to U.S. federal income tax on a net-income basis at the rates which are applicable to U.S. citizens and domestic corporations, as the case may be. Foreign shareholders that are treated as corporations for U.S. federal income tax purposes also may be subject to the 30% federal branch profits tax.

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

Capital gains realized by foreign shareholders on the sale of Fund shares and distributions (and deemed distributions) to foreign shareholders of the Fund's net capital gains (the excess of the Fund's net long-term capital gains over its net short-term capital losses) generally will not be subject to U.S. federal income or withholding tax if the shareholder furnishes the Fund with a certificate regarding the shareholder's foreign status unless the foreign shareholder is a nonresident alien individual who is physically present in the United States for more than 182 days during the taxable year.

                                 Other Taxation

The Trust is organized as a Massachusetts business trust and, under current law, neither the Trust nor any Fund is liable for any income or franchise tax in the Commonwealth of Massachusetts, provided that the Fund continues to qualify as a regulated investment company under Subchapter M of the Code. The investment by each Fund in the corresponding Portfolio does not cause the Fund to be liable for any income or franchise tax in the State of New York.

Each Portfolio is a subtrust of BT Investment Portfolios, which is organized as a New York master trust fund. No Portfolio is subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts.

Fund shareholders may be subject to state and local taxes on their Fund distributions. Shareholders are advised to consult their own tax Advisors with respect to the particular tax consequences to them of an investment in a Fund.


                              FINANCIAL STATEMENTS


The financial statements for each Fund and Portfolio for the period ended September 30, 2001, are incorporated herein by reference to the Annual Report to shareholders for each Fund and Portfolio dated September 30, 2001. A copy of a Fund's and corresponding Portfolio's Annual Report may be obtained without charge by contacting the respective Fund at 1-800-730-1313.

                                    APPENDIX

Description of Moody's Corporate Bond Ratings:

Aaa - Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A - Bonds rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds rated Baa are considered as medium-grade obligations, i.e. they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such, bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds rated Ba are judged to have speculative elements. Their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both (good and bad times over the future). Uncertainty of position characterizes bonds in this class.

B - Bonds rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked short-comings.

C - Bonds rated C are the lowest-rated class of bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody's applies numerical modifiers, 1, 2, and 3, in each generic rating classification from Aa through B in its corporate bond system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

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

Description of S&P Corporate Bond Ratings:

AAA - Debt rated AAA has the highest rating assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher-rated issues only in small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

BB - Debt rate BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

B - Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB- rating.

CCC - Debt rated CCC has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal.

CC - Debt rated CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC debt rating.

C - The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed but debt service payments are continued.

CI - The rating CI is reserved for income bonds on which no interest is being paid.

D - Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating will also be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

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

Description of S&P commercial paper ratings:

Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+.

Description of Moody's commercial paper ratings:

The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations.

Description of S&P Municipal Bond Ratings:

AAA - Prime - These are obligations of the highest quality. They have the strongest capacity for timely payment of debt service.

General Obligations Bonds - In a period of economic stress, the issuers will suffer the smallest declines in income and will be least susceptible to autonomous decline. Debt burden is moderate. A strong revenue structure appears more than adequate to meet future expenditure requirements. Quality of management appears superior.

Revenue Bonds - Debt service coverage has been, and is expected to remain, substantial, stability of the pledged revenues is also exceptionally strong due to the competitive position of the municipal enterprise or to the nature of the revenues. Basic security provisions (including rate covenant, earnings test for issuance of additional bonds and debt service reserve requirements) are rigorous. There is evidence of superior management.

AA - High Grade - The investment characteristics of bonds in this group are only slightly less marked than those of the prime quality issues. Bonds rated AA have the second strongest capacity for payment of debt service.

A - Good Grade - Principal and interest payments on bonds in this category are regarded as safe although the bonds are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories. This rating describes the third strongest capacity for payment of debt service. Regarding municipal bonds, the rating differs from the two higher ratings because:

General Obligation Bonds - There is some weakness, either in the local economic base, in debt burden, in the balance between revenues and expenditures, or in quality of management. Under certain adverse circumstances, any one such weakness might impair the ability of the issuer to meet debt obligations at some future date.

Revenue Bonds - Debt service coverage is good, but not exceptional. Stability of the pledged revenues could show some variations because of increased competition or economic influences on revenues. Basic security provisions, while satisfactory, are less stringent. Management performance appearance appears adequate.

S&P's letter ratings may be modified by the addition of a plus or a minus sign, which is used to show relative standing within the major rating categories, except in the AAA rating category.

Description of Moody's Municipal Bond Ratings:

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, or fluctuation of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Moody's may apply the numerical modifier in each generic rating classification from Aa through B. The modifier 1 indicates that the security within its generic rating classification possesses the strongest investment attributes.

Description of S&P Municipal Note Ratings:

Municipal notes with maturities of three years or less are usually given note ratings (designated SP-1, or -2) to distinguish more clearly the credit quality of notes as compared to bonds. Notes rated SP-1 have a very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given the designation of SP-1. Notes rates SP-2 have a satisfactory capacity to pay principal and interest.


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


Description of Moody's Municipal Note Ratings:

Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade (MIG) and for variable rate demand obligations are designated Variable Moody's Investment Grade (VMIG). This distinction recognizes the differences between short-term credit risk and long-term risk. Loans bearing the designation MIG 1/VMIG 1 are of the best quality, enjoying strong protection from established cash flows of funds for their servicing or from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both. Loans bearing the designation MIG2/VMIG2 are of high quality, with ample margins of protection, although not as large as the preceding group.

S&P's Commercial Paper Ratings:

A is the highest commercial paper rating category utilized by S&P, which uses the numbers 1, 1, 2 and 3 to denote relative strength within its A classification. Commercial paper issues rated A by S&P have the following characteristics: Liquidity ratios are better than industry average. Long-term debt ratings is A or better. The issuer has access to at least two additional channels of borrowing. Basic earnings and cash flow are in an upward tread. Typically, the issuer is a strong company in a well-established industry and has superior management.

Moody's Commercial Paper Ratings:

Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics: leasing market positions in well-established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; well-established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained. Issuers rates Prime-3 (or related supporting institutions) have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.


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


                                             STATEMENT OF ADDITIONAL INFORMATION

                                                                January 28, 2002


Investment Advisor and Administrator
DEUTSCHE ASSET MANAGEMENT, INC.
280 Park Avenue
New York, NY 10017

Custodian
BANKERS TRUST COMPANY
280 Park Avenue
New York, NY 10017

Distributor
ICC DISTRIBUTORS, INC.
Two Portland Square
Portland, Maine 04101

Transfer Agent
Investment Company Capital Corp.
One South Street
Baltimore, Maryland, 21202

Independent Accountants
PRICEWATERHOUSECOOPERS LLP
250 West Pratt Street
Baltimore, MD 21201

Counsel
WILLKIE FARR & GALLAGHER
787 Seventh Avenue
New York, NY 10019

No person has been authorized to give any information or to make any representations other than those contained in the Trust's Prospectuses, its Statements of Additional Information or the Trust's official sales literature in connection with the offering of the Trust's shares and, if given or made, such other information or representations must not be relied on as having been authorized by the Trust. Neither the Prospectuses nor this Statement of Additional Information constitutes an offer in any state in which, or to any person to whom, such offer may not lawfully be made.

CUSIPs:  055922819
         055922637
         055922769

1725 (1/02)


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